                      AGREEMENT AND PLAN OF REORGANIZATION

         This AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made and entered into as of May 22, 2001 among eXcelon Corporation, a Delaware corporation ("Parent"), Comet Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and C-bridge Internet Solutions, Inc., a Delaware corporation (the "Company").

                                    RECITALS

         A. The Boards of Directors of each of the Company, Parent and Merger Sub believe it is in the best interests of each company and their respective stockholders that the Company and Merger Sub combine into a single company through the merger of Merger Sub with and into the Company (the "Merger") and, in furtherance thereof, have approved the Merger.

         B. Pursuant to the Merger, among other things, the outstanding shares of Common Stock of the Company shall be converted into shares of Common Stock of Parent at the exchange rate determined herein.

         C. The Company, Parent and Merger Sub desire to make certain representations and warranties and other agreements in connection with the Merger.

         D. For accounting purposes, it is intended that the Merger be accounted for as a purchase under generally accepted accounting principles.

         E. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

         NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE I
                                   THE MERGER

         1.1 THE MERGER. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the Delaware General Corporation Law ("Delaware Law"), Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation. The Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

         1.2 EFFECTIVE TIME. Subject to the provisions of this Agreement, the parties hereto shall cause the Merger to be consummated by filing a Certificate of Merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware, in accordance with the relevant provisions of Delaware Law (the date and time of such filing being the "Effective Time") as soon as practicable on or after the Closing Date (as herein defined). The closing of the Merger (the "Closing") shall take place at the offices of Foley, Hoag & Eliot LLP at a time and date to be specified by the parties, which shall be no later than the second business day after the satisfaction or waiver of the conditions set forth in Article VI, or at such other time, date and location as the parties hereto agree (the "Closing Date").

         1.3 EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

         1.4 CERTIFICATE OF INCORPORATION; BY-LAWS.

         (a) At the Effective Time, the Certificate of Incorporation of Merger Sub, in the form attached as EXHIBIT 1.4(a) hereto, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by Delaware Law and such Certificate of Incorporation; provided, however, that Article FIRST of the Certificate of Incorporation of the Surviving Corporation shall be amended to read as follows: "The name of the corporation is C-bridge Internet Solutions, Inc."

         (b) The By-laws of Merger Sub, in the form attached as EXHIBIT 1.4(b) hereto, shall be the By-laws of the Surviving Corporation until thereafter amended.

         1.5 DIRECTORS AND OFFICERS. Robert N. Goldman and Joseph Bellini shall be the initial directors of the Surviving Corporation, until their respective successors are duly elected or appointed and qualified. The following persons shall initially hold the following offices of the Surviving Corporation, until their respective successors are duly elected or appointed and qualified:

               Joseph Bellini:     President
               Treasurer:          Lacey Brandt
               Secretary:          Clifford B. Thompson

         1.6 EFFECT ON CAPITAL STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holders of any of the following securities:

         (a) CONVERSION OF COMPANY COMMON STOCK. Each share of Common Stock, par value $.01 per share, of the Company (the "Company Common Stock") issued and outstanding immediately prior to the Effective Time (other than any shares of Company Common Stock to be canceled pursuant to Section 1.6(b) and any Dissenting Shares (as defined in and to the extent provided in Section 1.7(a) and subject to Section 1.6(f) below) will be canceled and extinguished and be converted automatically into the right to receive 1.2517 (the "Exchange Ratio") shares of Common Stock, par value $.001 per share, of Parent (the "Parent

Common Stock"), and the amount of cash, if any, in lieu of fractional shares specified in Section 1.6(f) below.

         (b) CANCELLATION OF PARENT-OWNED STOCK. Each share of Company Common Stock owned by Merger Sub, Parent or any direct or indirect wholly owned subsidiary of Parent or of the Company immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof and no payment shall be made with respect thereto. Any shares of Company Common Stock held in the treasury of the Company immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof and no payment shall be made with respect thereto.

         (c) STOCK OPTIONS; EMPLOYEE STOCK PURCHASE PLAN. At the Effective Time, all options to purchase Company Common Stock then outstanding under the Company's 2000 Stock Incentive Plan, its 1999 Stock Incentive Plan, its 1999 Director Stock Option Plan and its 1997 Stock Incentive Plan (collectively, the "Company Stock Option Plans") shall be assumed by Parent in accordance with Section 5.12 hereof. At the Effective Time, in accordance with the terms of the Company's 1999 Employee Stock Purchase Plan (the "Company ESPP"), all rights to purchase shares of Company Common Stock under the Company ESPP shall be converted into rights to purchase a number of shares of Parent Common Stock as provided in the Company ESPP.

         (d) CAPITAL STOCK OF MERGER SUB. Each share of Common Stock, par value $.001 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of Common Stock, par value $.001 per share, of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

         (e) ADJUSTMENTS TO EXCHANGE RATIO. The Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock or Company Common Stock), reorganization, recapitalization or other like change with respect to Parent Common Stock or Company Common Stock occurring after the date hereof and prior to the Effective Time.

         (f) FRACTIONAL SHARES. No fraction of a share of Parent Common Stock will be issued by virtue of the Merger, but in lieu thereof each holder of shares of Company Common Stock who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock to be received by such holder) shall receive from Parent an amount of cash (rounded to the nearest whole cent) equal to the product of
(i) such fraction, multiplied by (ii) the average closing price of a share of Parent Common Stock for the ten most recent days that Parent Common Stock has traded ending on the trading day immediately prior to the Effective Time, as reported on the Nasdaq National Market.

         1.7 DISSENTING SHARES.

         (a) Notwithstanding any provision of this Agreement to the contrary, the shares of any holder of Company Common Stock who has demanded and perfected appraisal rights for such shares in accordance with Delaware Law and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal rights ("Dissenting Shares"), shall not be converted into or represent a right to receive Parent Common Stock pursuant to Section 1.6, but the holder thereof shall only be entitled to such rights as are granted by Delaware Law.

         (b) Notwithstanding the provisions of subsection (a), if any holder of shares of Company Common Stock who demands appraisal of such shares under Delaware Law shall effectively withdraw the right to appraisal, then, as of the later of the Effective Time or the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive Parent Common Stock, plus cash, if any, in lieu of fractional shares pursuant to Section 1.6(f), in each case without interest thereon.

         (c) The Company shall give Parent (i) prompt notice of any written demands for appraisal of any shares of Company Common Stock, withdrawals of such demands, and any other instruments served pursuant to Delaware Law and received by the Company which relate to any such demand for appraisal and
(ii) the opportunity to participate in all negotiations and proceedings which take place prior to the Effective Time with respect to demands for appraisal under Delaware Law.

         1.8 SURRENDER OF CERTIFICATES.

         (a) EXCHANGE AGENT. Equiserve, L.P., or another similar institution selected by Parent, shall act as the exchange agent (the "Exchange Agent") in the Merger.

         (b) PARENT TO PROVIDE COMMON STOCK. Promptly after the Effective Time, Parent shall deposit with the Exchange Agent for exchange in accordance with this Article I, through such reasonable procedures as Parent may adopt, and as the Exchange Agent may require, certificates representing the shares of Parent Common Stock issuable pursuant to Section 1.6 in exchange for outstanding shares of Company Common Stock, and cash in an amount sufficient for payment in lieu of fractional shares pursuant to Section 1.6(f) (such certificates for Parent Common Stock, together with any dividends or distributions with respect thereto, and such amounts of cash, being referred to as the "Exchange Fund.")

         (c) EXCHANGE PROCEDURES. Promptly after the Effective Time, Parent shall cause to be mailed to each holder of record of a certificate or certificates (the "Certificates") which immediately prior to the Effective Time represented outstanding shares of Company Common Stock whose shares were converted into the right to receive shares of Parent Common Stock pursuant to
Section 1.6, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in customary form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent as specified in such letter of transmittal or to such other agent or agents as may be appointed by Parent and are reasonably acceptable to the Company, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive promptly in exchange therefor a certificate representing the number of whole shares of Parent Common Stock together with any dividends or other distributions to which such holder is entitled pursuant to Section 1.8(d) and payment in lieu of fractional shares which such holder has the right to receive pursuant to
Section 1.6, and the Certificate so surrendered shall forthwith be canceled. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of Company Common Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence the ownership of the number of full shares of Parent Common Stock into which such shares of Company Common Stock shall have been so converted, together with any dividends or other distributions to which such holder is entitled pursuant to Section 1.8(d), and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 1.6.

         (d) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions declared or made after the date of this Agreement with respect to Parent Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time payable with respect to such whole shares of Parent Common Stock.

         (e) TRANSFERS OF OWNERSHIP. If any certificate for shares of Parent Common Stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Parent Common Stock in any name other than that of the registered holder of the certificate surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

         (f) NO LIABILITY. Notwithstanding anything to the contrary in this
Section 1.8, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to a holder of shares of Parent Common Stock or Company Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

         (g) DISTRIBUTION OF EXCHANGE FUND. Any portion of the Exchange Fund which remains undistributed to the holders of Company Common Stock for one year after the Effective Time shall be delivered to Parent, upon demand. Any holders of Company Common Stock who have not theretofore complied with this
Section 1.8 shall thereafter look only to Parent for the shares of Parent Common Stock to which they are entitled pursuant to Section 1.6(a), any dividends or other distributions with respect to Parent Common Stock to which they are entitled pursuant to Section 1.8(d) and any cash in lieu of fractional shares of Parent Common Stock to which they are entitled pursuant to Section 1.6(f).

         (h) PAYMENT OF EXCHANGE AGENT EXPENSES. Parent shall pay all charges and expenses of the Exchange Agent in connection with the exchange of certificates for Parent Common Stock and cash in lieu of fractional shares.

         1.9 NO FURTHER OWNERSHIP RIGHTS IN COMPANY COMMON STOCK. All shares of Parent Common Stock issued upon the surrender for exchange of shares of Company Common Stock in accordance with the terms hereof (including any cash paid in respect thereof) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

         1.10 LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any certificates evidencing shares of Company Common Stock shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Parent Common Stock and cash for fractional shares, if any, as may be required pursuant to Section 1.6 or
Section 1.8; provided, however, that Parent or Exchange Agent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent or the Exchange Agent with respect to the certificates alleged to have been lost, stolen or destroyed.

         1.11 TAX AND ACCOUNTING CONSEQUENCES. It is intended by the parties hereto that the Merger shall (i) constitute a reorganization within the meaning of Section 368 of the Code and (ii) be accounted for as a purchase under generally accepted accounting principles.

         1.12 TAKING OF NECESSARY ACTIONS; FURTHER ACTION. If, at any time after the Effective Time, any other action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the Company and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is consistent with this Agreement.

                                   ARTICLE II
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to Parent and Merger Sub, subject to the exceptions specifically disclosed in writing in the disclosure letter supplied by the Company to Parent (the "Company Schedules") and dated as of the date hereof, as set forth below.

         2.1 ORGANIZATION OF THE COMPANY. The Company and, except as set forth in the Company Schedules, each of its material subsidiaries (which material subsidiaries are set forth in the

Company Schedules) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the corporate power to own, lease and operate its property and to carry on its business as now being conducted and as proposed to be conducted, and is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect (as defined below) on the Company. The Company has delivered to Parent a true and complete list of all of the Company's subsidiaries, together with the jurisdiction of incorporation of each subsidiary. The Company owns, directly or indirectly through one or more subsidiaries, 100% of the capital stock or other equity interests of each of its subsidiaries. All such shares of capital stock or other equity interests directly or indirectly held by the Company have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth in the Company SEC Reports (as defined below in Section 2.5), the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any interest in, any corporation, partnership, joint venture or other business association or entity other than the securities of any publicly-traded entity held for investment only and constituting less than 5% of the outstanding capital stock of any such entity. The Company has delivered or made available to Parent and its counsel a true and correct copy of the Certificate of Incorporation and By-laws of the Company and similar governing instruments of its material subsidiaries, each as amended to date. For purposes of this Agreement, a "Material Adverse Effect" shall mean a material adverse effect on the business, properties, assets (including intangible assets), liabilities, financial condition, or results of operations of a Person (as defined below) and its subsidiaries, taken as a whole. For purposes of this Agreement, "Person" shall mean any natural person, corporation, general partnership, limited partnership, limited liability company, proprietorship or other business organization.

         2.2 COMPANY CAPITAL STRUCTURE. The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock, $.01 par value, of which 21,520,965 shares were issued and outstanding and 512,708 shares were held in the Company's treasury as of May 4, 2001, and 5,000,000 shares of Preferred Stock, $0.01 par value, all of which are undesignated and none of which is issued or outstanding. All issued and outstanding shares of Company Common Stock have been duly authorized, and all such issued and outstanding shares have been validly issued, are fully paid and nonassessable, are not subject to any preemptive rights (and were not issued in violation of any preemptive rights) and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof. Each of the outstanding shares of Company Common Stock and outstanding shares of capital stock or other equity interests of the Company's subsidiaries was issued in compliance with all applicable federal and state laws concerning the issuance of securities. No bonds, debentures, notes or other indebtedness of the Company having the right to vote on any matters on which stockholders of the Company may vote are issued or outstanding. As of May 21, 2001, the Company had reserved (i) 17,200,000 shares of Common Stock for issuance to employees, directors and consultants pursuant to the Company Stock Option Plans, under which options were outstanding for 10,823,483 shares and 2,553,284 shares remained available for future option grants and (ii) 750,000 shares of Common Stock for issuance pursuant to the Company ESPP. All shares of Company Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be duly authorized, validly issued, fully paid and nonassessable. The Company Schedules include a list of all issuances of capital stock by the Company since January 1, 1998 (other than issuances pursuant to options under the

Company Stock Option Plans and the Company ESPP) and also list for each outstanding option at May 4, 2001, the name of the holder of such option, the number of shares subject to such option, the exercise price of such option, the number of shares as to which such option will have been vested at May 4, 2001 and, if the exercisability of such option will be accelerated in any way by the transactions contemplated by this Agreement or for any other reason, an indication of the extent of such acceleration. Such list also describes any repricing of options which has taken place since January 1, 1998. The Company Schedules also include a list of all the participants in the Company ESPP and the number of shares of Company Common Stock which will be issuable to the participants therein for the offering period ending June 30, 2001 if all current participants continue to contribute at current levels (assuming the purchase price of such shares to be 85% of the fair market value of the Company Common Stock on the first day of the current offering period). Since May 4, 2001, there have been no changes in the capital structure of the Company other than issuances of Company Common Stock (i) upon the exercise of options granted under the Company Stock Option Plans and (ii) pursuant to the Company ESPP.

         2.3 OBLIGATIONS WITH RESPECT TO CAPITAL STOCK. Except as set forth in Section 2.2 and except as permitted by Section 4.1(g), there are no equity securities of any class of the Company, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding. Except for securities the Company owns, directly or indirectly through one or more subsidiaries, there are no equity securities of any class of any subsidiary of the Company, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding. Except as set forth in Section 2.2 or the Company Schedules and except as permitted by Section 4.1(g), there are no options, warrants, equity securities, calls, rights, commitments or agreements of any character to which the Company or any of its subsidiaries is a party or by which it is bound obligating the Company or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of the Company or any of its subsidiaries or obligating the Company or any of its subsidiaries to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement. To the best knowledge of the Company, except for the Company Stockholder Agreements to be entered into by certain Company stockholders with Parent in connection with the Merger pursuant to Section 5.20, there are no agreements or understandings affecting or relating to the voting, issuance, purchase, redemption, registration, repurchase or transfer of the shares of capital stock of the Company.

         2.4 AUTHORITY. The Company has all requisite corporate power and authority to enter into this Agreement and the other documents and agreements contemplated hereby to be entered into by it (the "Company Transaction Documents") and to consummate the transactions contemplated hereby and thereby. The execution and delivery on behalf of the Company of this Agreement and each of the other Company Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company, subject only to the approval of the Merger by the vote of the holders of a majority of the issued and outstanding Company Common Stock pursuant to Delaware Law and the Certificate of Incorporation and bylaws of the Company. (It is assumed, for purposes of the preceding sentence, that neither Parent nor Merger Sub is an "interested stockholder" of the Company, as defined in
Section 203 of the Delaware law.). This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization and other similar laws affecting creditors' rights generally, and by general principles of equity (whether considered in a proceeding in equity or at law). The execution and delivery of this Agreement and each of the other Company Transaction Documents by the Company does not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under, or, in the case of clause (iii) below, result in or require the creation or imposition of, (i) any provision of the Certificate of Incorporation, as amended, or By-laws, as amended, of the Company or similar governing instruments of any of its subsidiaries or
(ii) except as disclosed in the Company Schedules, any mortgage, indenture, lease, contract or other agreement or instrument disclosed in the Company Schedules pursuant to Section 2.11 or of the type referred to in clause (i) or (ii) of Section 2.12, or, other than as provided in the next paragraph below, any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or its properties or assets, or (iii) any indebtedness of the Company or any of its subsidiaries, except for any such conflict, violation, or default, in the case of clauses (ii) or (iii), that could not reasonably be expected to have a Material Adverse Effect on the Company or to adversely affect the ability of the parties to consummate the Merger.

         No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity"), is required by or with respect to the Company in connection with the execution and delivery of this Agreement or any of the other Company Transaction Documents, or the consummation of the transactions contemplated hereby or thereby, except for
(i) the filing of the Form S-4 Registration Statement with the Securities and Exchange Commission ("SEC") in accordance with the Securities Act of 1933, as amended (the "Securities Act"), (ii) the filing of the Certificate of Merger with the Delaware Secretary of State, (iii) the filing of the Proxy Statement (as defined in Section 2.21) with the SEC in accordance with the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (iv) the filing of a Form 8-K with the SEC, (v) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and the laws of any foreign country, rules and regulations of the National Association of Securities Dealers, Inc. (the "NASD") and (vi) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on the Company or adversely affect the ability of the parties to consummate the Merger. Except as disclosed in the Company Schedules, the execution, delivery and performance of this Agreement and all other documents contemplated hereby will not result in or give rise to any material penalty, forfeiture, right of termination, amendment or cancellation, or restriction on business operations of the Company or any of its subsidiaries. The Company Schedules list all agreements that could reasonably be interpreted to require the consent of any Person not a party to this Agreement with respect to the execution, delivery or performance of this Agreement by the Company and its subsidiaries, where (i) such agreements are material to the operation of the Company and its subsidiaries, taken as a whole or (ii) the failure to obtain such consent could reasonably be expected to have a Material Adverse Effect on the Company or to adversely affect the ability of the parties to consummate the Merger.

         2.5 SEC FILINGS; COMPANY FINANCIAL STATEMENTS.

         (a) The Company has timely filed all forms, reports and documents required to be filed by it with the SEC since December 17, 1999 (the "Company Pre-Signing SEC Documents") and the Company will timely file with the SEC all forms, reports and documents required to be so filed after the date of this Agreement but before the Effective Time (the "Company Post-Signing SEC Documents" and collectively with the Company Pre-Signing SEC Documents, the "Company SEC Reports"). Except as set forth in the Company Schedules, as of their respective dates, the Company SEC Reports (i) were prepared, and in the case of Company Post-Signing SEC Documents, will be prepared, in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Reports, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such subsequent filing), and in the case of Company Post-Signing SEC Documents, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of the Company's subsidiaries is required to file any forms, reports or other documents with the SEC.

         (b) Each of the consolidated financial statements (including, in each case, any related notes and schedules thereto) contained in the Company SEC Reports (the "Company Financials") or that will be contained in the Company Post-Signing SEC Documents, (x) complies or will comply, as the case may be, as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (y) was or will be, as the case may be, prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and (z) fairly presented or will fairly present, as the case may be, the consolidated financial position of the Company and its subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or will be subject to normal and recurring year-end adjustments which were not, or will not be expected to be, material in amount. The audited balance sheet of the Company as of December 31, 2000 contained in the Company SEC Reports is hereinafter referred to as the "Company Balance Sheet."

         (c) The Company has heretofore furnished to Parent a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by the Company with the SEC pursuant to the Securities Act or the Exchange Act.

         2.6 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since the date of the Company Balance Sheet, except with respect to the actions contemplated by this Agreement, the Company and its subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been (i) any Material Adverse Change (as defined below) in the Company, or any development that reasonably would be expected to cause a Material Adverse Change in the Company; (ii) any damage, destruction or loss (whether or not covered by insurance) suffered by the Company or any of its properties having a Material Adverse Effect on the Company; (iii) any material change by the Company in its accounting methods, principles or practices; (iv) any material revaluation by the Company of any of its assets, including, without limitation, writing down the value of capitalized software or inventory or writing off notes or accounts receivable other than in the ordinary course of business; or (v) any other action or event that would have required the consent of Parent pursuant to Section 4.1 had such action or event occurred after the date of this Agreement. For purposes of this Agreement, a "Material Adverse Change" shall mean a material adverse change in the business, assets (including intangible assets), liabilities, financial condition or results of operations of a Person and its subsidiaries, taken as a whole.
Notwithstanding the foregoing, none of the following shall, in and of itself, be deemed to constitute a "Material Adverse Change" for purposes of this
Agreement: (a) any change attributable to or arising out of general economic conditions or the operation of the financial markets in general, (b) any change that generally affects the industries in which a Person operates and that is not specifically related to, and does not have a materially disproportionate effect (relative to other industry participants) on, such Person, (c) any change in the market price or trading volume of such Person's common stock, (d) failure of a Person to achieve any particular level of revenues or results of operations for any period commencing after March 31, 2001, or (e) the initiation or threat of initiation of litigation that seeks to enjoin or prevent, or that seeks damages in respect of, the consummation of the Merger.

         2.7 TAXES.

         (a) DEFINITION OF TAXES. For the purposes of this Agreement, "Tax" or "Taxes" refers to any and all federal, state, local and foreign taxes, assessments and other government charges, duties, impositions and liabilities relating to taxes, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

         (b) TAX RETURNS AND AUDITS.

         (i) The Company and each of its subsidiaries has timely filed all federal, state, local and foreign returns, estimates, information statements and reports ("Returns") relating to Taxes required to be filed by the Company and each of its subsidiaries, except such Returns which are not material to the Company, and has paid all Taxes shown to be due on such Returns or is contesting them in good faith.

         (ii) Except as is not material to the Company, the Company and each of its subsidiaries as of the Effective Time will have withheld with respect to its employees all federal and state income taxes, FICA, FUTA and other Taxes required to be withheld.

         (iii) Except as is not material to the Company, neither the Company nor any of its subsidiaries has been delinquent in the payment of any Tax nor is there any Tax deficiency outstanding, proposed or assessed against the Company or any of its subsidiaries, nor has the Company or any of its subsidiaries executed any waiver of any state of limitations on or extending the period for the assessment or collection of any Tax.

         (iv) Except as is not material to the Company, no audit or other examination of any Return of the Company or any of its subsidiaries is presently in progress, nor has the Company or any of its subsidiaries been notified of any request for such an audit or other examination.

         (v) Neither the Company nor any of its subsidiaries has any liability for unpaid federal, state, local or foreign Taxes which have not been accrued for or reserved on the Company Balance Sheet (in conformity with GAAP, consistently applied), whether asserted or unasserted, contingent or otherwise, which is material to the Company.

         (vi) None of the Company's assets are treated as "tax-exempt use property" within the meaning of Section 168(h) of the Code.

         (vii) There is no contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of the Company or any of its subsidiaries that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 404 or 162 of the Code.

         (viii) Neither the Company nor any of its subsidiaries has filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company.

         (ix) The Company is not, and has not been at any time, a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

         2.8 RESTRICTIONS ON BUSINESS ACTIVITIES. There is no material agreement, judgment, injunction, order or decree binding upon the Company which has or could reasonably be expected to have the effect of prohibiting or materially impairing any material current business practice of the Company, any acquisition of material property by the Company or the conduct of business by the Company as currently conducted or as proposed to be conducted by the Company.

         2.9 ABSENCE OF LIENS AND ENCUMBRANCES. The Company and each of its subsidiaries has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its material tangible properties and assets, real, personal and mixed, used in its business, free and clear of any liens or encumbrances except as reflected in the Company Financial Statements or as permitted by Section 4.1(j) and except for liens for taxes not yet due and payable and such imperfections of title and encumbrances, if any, which are not material in character, amount or extent, and which do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby.

         2.10 INTELLECTUAL PROPERTY.

         (a) The Company, directly or indirectly, owns, or is licensed or otherwise possesses legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, maskworks, net lists, schematics, technology, know-how, computer software programs or applications (in both source code and object code form), and tangible or intangible proprietary information or material (excluding Commercial Software as defined in Paragraph (g) below) that are used in or necessary to conduct the business of the Company as currently conducted or as proposed to be conducted by the Company (the "Company Intellectual Property Rights").

         (b) The Company Schedules set forth a complete list of all (i) patents,
(ii) trademarks, (iii) registered copyrights, trademarks, trade names and service marks and (iv) any applications therefor, included in the Company Intellectual Property Rights, and specify, where applicable, the jurisdictions in which each such Company Intellectual Property Right has been issued or registered or in which an application for such issuance and registration has been filed, including the respective registration or application numbers, the date of such registration or application, and the names of all registered owners. The Company Schedules also set forth a complete list of all material licenses, sublicenses and other agreements as to which the Company is a party and pursuant to which the Company or any other person is authorized to use any Company Intellectual Property Right (excluding end-user, VAR and OEM licenses granted to customers in the ordinary course of business ("End-User Licenses") or other trade secret material to the Company, and includes the identity of all parties thereto, a description of the nature and subject matter thereof, the applicable royalty and the term thereof. The Company is not in violation of any license, sublicense or agreement described on such list except such violations as do not materially impair the Company's rights under such license, sublicense or agreement. The execution and delivery of this Agreement by the Company, and the consummation of the transactions contemplated hereby, will neither cause the Company to be in violation or default under any such license, sublicense or agreement, nor entitle any other party to any such license, sublicense or agreement to terminate or modify such license, sublicense or agreement.

         (c) The Company is the sole and exclusive owner or licensee of, with all right, title and interest in and to (free and clear of any liens or encumbrances), the Company Intellectual Property Rights, and has sole and exclusive rights (and is not contractually obligated to pay any compensation to any third party in respect thereof) to the use thereof or the material covered thereby in connection with the services or products in respect of which the Company Intellectual Property Rights are being used. No claims with respect to the Company Intellectual Property Rights have been asserted or, to the knowledge of the Company, are threatened by any person nor are there any valid grounds, to the knowledge of the Company, for any bona fide claims (i) to the effect that the manufacture, sale, licensing or use of any of the products of the Company or any of its subsidiaries as now manufactured, sold, licensed or used or proposed for manufacture, sale, licensing or use by the Company infringes on any copyright, patent, trademark, service mark or trade secret, (ii) against the use by the Company or any of its subsidiaries of any trademarks, service marks, trade names, trade secrets, copyrights, patents, technology, know-how or computer software programs and applications used in the Company's business as currently conducted or as proposed to be conducted by the Company, or (iii) challenging the ownership by the Company, validity or effectiveness of any of the Company

Intellectual Property Rights. All registered trademarks, service marks and copyrights held by the Company are valid and subsisting.

         (d) To the knowledge of the Company, there is no material unauthorized use, infringement or misappropriation of any of the Company Intellectual Property Rights by any third party, including any employee or former employee of the Company.

         (e) No Company Intellectual Property Right or product of the Company or any of its subsidiaries is subject to any outstanding decree, order, judgment, or stipulation restricting in any manner the licensing thereof by the Company or any of its subsidiaries. Neither the Company nor any of its subsidiaries has entered into any agreement (other than exclusive distribution agreements identified as such in the Company Schedules) under which the Company or its subsidiaries is restricted from selling, licensing or otherwise distributing any of its products to any class of customers, in any geographic area, during any period of time or in any segment of the market.

         (f) The Company and its subsidiaries have a practice to secure, and have secured, from all consultants and contractors who contribute or have contributed to the creation or development of Company Intellectual Property Rights valid written assignments by such persons to the Company and its subsidiaries of the rights to such contributions. The Company and its subsidiaries have taken reasonable and appropriate steps to protect and preserve the confidentiality of their trade secrets. The Company has required each employee to execute a proprietary information and confidentiality agreement substantially in the Company's standard form, a copy of which is set forth in the Company Schedules.

         (g) "Commercial Software" means packaged commercially available software programs generally available to the public through retail dealers in computer software which have been licensed to the Company (or, in the case of Section 3.10, to Parent) pursuant to end-user licenses and which are used in the Company's business (or in Parent's business in the case of Section 3.10) but are in no way a component of or incorporated in or specifically required to develop or support any of the Company's (or of Parent's in the case of Section 3.10) products and related trademarks, technology and know-how.

         2.11 AGREEMENTS, CONTRACTS AND COMMITMENTS. Except as set forth in the Company Schedules, neither the Company nor any of its subsidiaries has, nor is it a party to nor is it bound by:

         (a) any collective bargaining agreements,

         (b) any bonus, deferred compensation, incentive compensation, pension, profit-sharing or retirement plans, or any other employee benefit plans or arrangements,

         (c) any employment or consulting agreement, contract or commitment with any officer or director level employee, not terminable by the Company on thirty
(30) days notice without liability, except to the extent general principles of wrongful termination law may limit the Company's ability to terminate employees at will,

         (d) any agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement,

         (e) any agreement of indemnification or guaranty not entered into in the ordinary course of business other than such agreements or guarantees between the Company and any of its subsidiaries, officers or directors,

         (f) any agreement, contract or commitment containing any covenant limiting the freedom of the Company to engage in any line of business or compete with any person,

         (g) any agreement, contract or commitment relating to capital expenditures and involving future obligations in excess of $200,000,

         (h) any agreement, contract or commitment relating to the disposition or acquisition of assets not in the ordinary course of business or any ownership interest in any corporation, partnership, joint venture or other business enterprise,

         (i) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit,

         (j) any joint marketing or development agreement (excluding agreements with resellers, value added resellers or independent software vendors entered into in the ordinary course of business that do not permit such resellers or vendors to modify the Company's software products),

         (k) any distribution agreement (identifying any that contain exclusivity provisions),

         (l) any lease of real property involving the payment by the Company of $250,000 per year or more in any individual case,

         (m) any agreement or commitment with any affiliate of the Company, or

         (n) any other agreement, contract or commitment (including personal property leases) which involves payment by the Company of $250,000 or more and is not cancelable without penalty within thirty (30) days or (other than agreements for the provision by the Company of services entered into in the ordinary course of its business) that involves payment to the Company of $250,000 or more in any individual case.

         2.12 NO DEFAULT. Neither the Company nor any of its subsidiaries has breached, or received in writing any claim or threat that it has breached, any of the terms or conditions of any (i) agreement, contract or commitment that was, is or will be required to be filed as an exhibit to the Company SEC Reports or (ii) any agreement under which the Company or any of its subsidiaries licenses from a third party any Company Intellectual Property Rights included in the

Company's products in such a manner as would permit any other party to cancel or terminate the same or would permit any other party to seek material damages from the Company thereunder. Each of the agreements, contracts and commitments referred to in clauses (i) and (ii) above that has not expired or been terminated in accordance with its terms is in full force and effect and, except as otherwise disclosed, is not subject to any material default thereunder of which the Company is aware by any party obligated to the Company pursuant thereto.

         Except as set forth in the Company Schedules, all contracts required by
Item 601(b)(10) of Regulation S-K to be filed as exhibits to the Company's Pre-Signing SEC Reports have been so filed.

         2.13 GOVERNMENTAL AUTHORIZATION; COMPLIANCE. The Company holds all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities which are material to the operation of the Company's business as currently conducted (the "Company Permits"). The Company is in material compliance with the terms of the Company Permits. Except as disclosed in the Company SEC Reports filed prior to the date of this Agreement, the business of the Company is not being, and has not been, conducted in violation of any law, ordinance or regulation of any Governmental Entity, except for violations or possible violations which individually or in the aggregate are not, and insofar as reasonably can be foreseen, in the future will not be, material to the Company. As of the date of this Agreement, no investigation or review by any Governmental Entity with respect to the Company is pending or, to the knowledge of the Company, threatened, nor has any Governmental Entity indicated an intention to conduct the same.

         2.14 LITIGATION. There is no action, suit proceeding, claim, arbitration or investigation pending, or as to which the Company or any of its subsidiaries has received any notice of assertion nor, to the Company's knowledge, is there a reasonable basis to expect such notice of assertion against the Company or any of its subsidiaries which, (a) if determined adversely to the Company or any of its subsidiaries reasonably would be expected to be material to the Company, or which in any manner challenges or seeks to prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement, or (b) is or could reasonably be expected to become of a character required to be disclosed pursuant to Item 401(f) of Regulation S-K.

         2.15 ENVIRONMENTAL MATTERS.

         (a) DEFINITION OF HAZARDOUS MATERIAL. The term "Hazardous Material" as used in this Agreement shall mean any substance that has been designated by any Governmental Entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Sections 9601, ET SEQ., or deemed as a hazardous waste pursuant to the Solid Waste Disposal Act, as amended, 42 U.S.C. Sections 6901, ET SEQ., or deemed as a hazardous material pursuant to the Massachusetts Oil and Hazardous Material Release Prevention and Response Act, G.L. c. 21E, Sections 1, ET SEQ. or similar laws of any other state, and the regulations promulgated pursuant to said laws.

         (b) DEFINITION OF HAZARDOUS MATERIALS ACTIVITIES. The term "Hazardous Materials Activities" as used in this Agreement shall mean the transportation, storage, use, sale, manufacture, disposal, release of any Hazardous Material or the exposure of any employee or other person to Hazardous Materials.

         (c) PERMITS. The Company currently holds all environmental approvals, permits, licenses, registrations, clearances and consents (the "Environmental Permits") necessary for the conduct of the Company's Hazardous Material Activities and other businesses of the Company as such activities and businesses are currently being conducted.

         (d) ENVIRONMENTAL LIABILITIES. Except for such matters as are not reasonably likely to have a Material Adverse Effect on the Company, or as would not otherwise require disclosure under the Securities Act, each of the Company and its subsidiaries has complied with all applicable Environmental Laws. No material action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim, or notice of violation is pending, or to the Company's knowledge, threatened concerning any Environmental Permit, Hazardous Material, or any Hazardous Materials Activity of the Company or any of its subsidiaries. The Company is not aware of any fact or circumstance which could (i) involve the Company or any of its subsidiaries in any material litigation or otherwise impose upon the Company any material liability relating to any Hazardous Materials Activities, or (ii) reasonably be expected to result in any claims, liability, investigations, costs or restrictions on ownership, use or transfer of any of its properties pursuant to any Environmental Law.

         (e) DEFINITION OF ENVIRONMENTAL LAWS. The term "Environmental Laws" shall mean any federal, state, local or foreign law, regulation, treaty, order, decree, permit, authorization, policy, opinion, common law or agency requirement relating to (a) the protection, investigation or restoration of the environment, health and safety, or natural resources or exposure to any harmful or hazardous material, including petroleum and petroleum-based products, formaldehyde, PCBs and asbestos, (b) the handling, use, presence, disposal, release or threatened release of any chemical substance or wastewater or (c) noise, odor, wetlands, pollution, contamination or any injury or threat of injury to persons or property.

         2.16 BROKERS' AND FINDERS' FEES. Except for fees payable to Robertson Stephens, Inc. pursuant to the engagement letter dated April 26, 2001, a copy of which has been provided to Parent, the Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agent's commissions or any similar charges in connection with this Agreement, the Merger or any transaction contemplated hereby.

         2.17 LABOR MATTERS. There are no pending material claims against the Company or any of its subsidiaries under any workers' compensation plan or policy or for long-term disability. The Company and each of its United States subsidiaries, has complied in all material respects with all applicable provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") and has no material obligations with respect to any former employees or qualifying beneficiaries thereunder. Except as is not material to the Company's business and operations, neither the Company nor any of its subsidiaries has given to or received from any current employee of the Company or any of its subsidiaries notice of termination of employment.

         2.18 EMPLOYEE BENEFIT PLANS.

         (a) The Company Schedules contain a compete list of all Benefit Plans (as hereinafter defined) sponsored or maintained by the Company or under which the Company is obligated. The Company has made available to Parent (i) accurate and complete copies of all Benefit Plan documents and all other material documents relating thereto, including (if applicable) all summary plan descriptions, summary annual reports and insurance contracts, (ii) accurate and complete detailed summaries of all unwritten Benefit Plans, (iii) accurate and complete copies of the most recent financial statements and actuarial reports with respect to all Benefit Plans for which financial statements or actuarial reports are required or have been prepared and (iv) accurate and complete copies of all annual reports for all Benefit Plans (for which annual reports are required) prepared within the last three years. "Benefit Plans" means all employee benefit plans within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and any related or separate contracts, plans, trusts, programs, policies, arrangements, practices, customs and understandings, in each case whether formal or informal, that provide benefits of economic value to any present or former employee of the Company (or, in the case of Section 3.18, Parent) or present or former beneficiary, dependent or assignee of any such employee or former employee.

         (b) All Benefit Plans of the Company conform (and at all times have conformed) in all material respects to, and are being administered and operated (and have at all time been administered and operated) in material compliance with, the requirements of ERISA, the Code and all other applicable laws or governmental regulations. All returns, reports and disclosure statements required to be made under ERISA and the Code with respect to all Benefit Plans have been timely filed or delivered. There have not been any "prohibited transactions," as such term is defined in Section 4975 of the Code or Section 406 of ERISA involving any of the Benefit Plans, that could subject the Company to any material penalty or tax imposed under the Code or ERISA.

         (c) Any Benefit Plan that is intended to be qualified under Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code has been determined by the Internal Revenue Service to be so qualified or an application for such determination is pending. Any such determination that has been obtained remains in effect and has not been revoked, and with respect to any application that is pending, the Company has no reason to suspect that such application for determination will be denied. Nothing has occurred since the date of any such determination that is reasonably likely to affect adversely such qualification or exemption, or result in the imposition of excise taxes or income taxes on unrelated business income under the Code or ERISA with respect to any Benefit Plan.

         (d) The Company does not sponsor a defined benefit plan subject to Title IV of ERISA, nor does it have a current or contingent obligation to contribute to any multiemployer plan (as defined in Section 3(37) of ERISA). The Company does not have any liability with respect to any employee benefit plan (as defined in Section 3(3) of ERISA) other than with respect to the Benefit Plans. For purposes of this Section 2.18, the term "the Company" shall include any corporation that is a member of any controlled group of corporations (as defined in Section 414(b) of the Code) that includes the Company, any trade or business (whether or not incorporated) that is under common control (as defined in Section 414(c) of the Code) with the

Company, any organization (whether or not incorporated) that is a member of an affiliated service group (as defined in Section 414(m) of the Code) that includes the Company and any other entity required to be aggregated with the Company pursuant to the regulations issued under Section 414(o) of the Code.

         (e) There are no pending or, to the knowledge of the Company, threatened claims by or on behalf of any Benefit Plans, or by or on behalf of any individual participants or beneficiaries of any Benefit Plans, alleging any breach of fiduciary duty on the part of the Company or any of its officers, directors or employees under ERISA or any other applicable regulations, or claiming benefit payments (other than those made in the ordinary operation of such plans), nor is there, to the knowledge of the Company, any basis for such claim. The Benefit Plans are not the subject of any pending (or to the knowledge of the Company, any threatened) investigation or audit by the Internal Revenue Service, the Department of Labor or the Pension Benefit Guaranty Corporation ("PBGC").

         (f) The Company has timely made all required contributions under the Benefit Plans including the payment of any premiums payable to the PBGC and other insurance premiums.

         (g) With respect to any Benefit Plan that is an employee welfare benefit plan (within the meaning of Section 3(1) of ERISA) (a "Welfare Plan") or a pension plan, (i) each Welfare Plan for which contributions are claimed by the Company as deductions under any provision of the Code is in material compliance with all applicable requirements pertaining to such deduction, (ii) with respect to any welfare benefit fund (within the meaning of Section 419 of the Code) related to a Welfare Plan, there is no disqualified benefit (within the meaning of Section 4976(b) of the Code) that would result in the imposition of a tax under Section 4976(a) of the Code, (iii) any Benefit Plan that is a group health plan (within the meaning of Section 4980B(g)(2) of the Code) complies, and in each and every case has complied, with all of the applicable material requirements of Section 4980B of the Code, ERISA, Title XXII of the Public Health Service Act and the Social Security Act, and (iv) all Welfare Plans may be amended or terminated at any time on or after the Closing Date. No Benefit Plan provides any health, life or other welfare coverage to employees of the Company beyond termination of their employment with the Company by reason or retirement or otherwise, other than coverage as may be required under Section 4980B of the Code or Part 6 of ERISA, or under the continuation of coverage provisions of the laws of any state or locality.

         2.19 COMPLIANCE WITH LAWS. The Company and each of its subsidiaries has complied in all material respects with, is not in material violation of, and has not received any notices of violation with respect to, any applicable federal, state, local or foreign statute, law, regulation, judgment, order or decree with respect to the conduct of its business, or the ownership or operation of its business, except in any such case as reasonably would not be expected to be material to the Company.

         2.20 CHANGE OF CONTROL PAYMENTS. Except as set forth in the Company Schedules, the execution and delivery of, and performance of the transactions contemplated by, this Agreement will not constitute an event under any Benefit Plan or agreement that will or may reasonably be expected to result in any payment (whether severance pay or otherwise), acceleration, vesting or increase in benefits with respect to current or former officers, directors or employees of the Company whether or not any such payment would be an "excess parachute payment" (within the meaning of Section 280G of the Code).

         2.21 REGISTRATION STATEMENT; PROXY STATEMENT/PROSPECTUS. The information supplied by the Company for inclusion in the Registration Statement (as defined in Section 3.21) will not, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information supplied by the Company for inclusion in the joint proxy statement/prospectus to be sent to the stockholders of the Company and the stockholders of Parent in connection with the meeting of the Company's stockholders to consider the Merger (the "Company Stockholders' Meeting") and in connection with the meeting of Parent's stockholders to consider the Merger (the "Parent Stockholders' Meeting") (such joint proxy statement/prospectus as amended or supplemented is referred to herein as the "Proxy Statement") shall not, on the date the Proxy Statement is first mailed to the Company's stockholders and Parent's stockholders, at the time of the Company Stockholders' Meeting or Parent Stockholders' Meeting, or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Stockholders' Meeting or Parent Stockholders' Meeting which has become false or misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. If at any time prior to the Effective Time any event relating to the Company or any of its affiliates, officers or directors should be discovered by the Company which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, the Company will promptly inform Parent. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by Parent or Merger Sub which is contained in any of the foregoing documents.

         2.22 BOARD APPROVAL. The Board of Directors of the Company has, on or prior to the date hereof, unanimously approved this Agreement and the Merger, has recommended approval and adoption of this Agreement by the stockholders of the Company and has adopted (and not amended, revoked or rescinded) the resolutions to such effect contained in the Company Schedules.

         2.23 FAIRNESS OPINION. The Company has received a written opinion from Robertson Stephens, Inc. dated as of May 22, 2001, that, as of the date of such opinion, the Exchange Ratio is fair to the Company's stockholders from a financial point of view, and has delivered to Parent a copy of such opinion.

         2.24 NO EXISTING DISCUSSIONS. Except for discussions or negotiations relating to the transactions contemplated hereby, as of the date hereof the Company is not engaged, directly or indirectly, in any discussions or negotiations with any other party with respect to any Acquisition Proposal (as defined in Section 5.4 hereof).

         2.25 ANTI-TAKEOVER LAWS INAPPLICABLE. No "fair price," "business combination," "moratorium," "control share acquisition" or other form of anti-takeover statute or regulations, including, without limitation, Section 203 of the Delaware Law or Chapter 110C or 110E of the Massachusetts General Laws, is or will be applicable to the execution, delivery or performance by the Company of this Agreement or the consummation of the Merger and the other transactions contemplated hereby.

         2.26 REORGANIZATION. To the knowledge of the Company, neither it nor any of its affiliates has taken any action, failed to take any action or agreed to take any action or is aware of any circumstances that would prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

         2.27 ABSENCE OF UNDISCLOSED LIABILITIES. There are no liabilities or obligations (whether absolute or contingent, matured or unmatured) of the Company or any of its subsidiaries, including but not limited to liabilities for Taxes, of a nature required by GAAP to be reflected, or reserved against, in the Company Balance Sheet and that are not so reflected, or reserved against. Except as described in the Company Schedules or reflected or reserved against in the Financial Statements, since December 31, 2000, neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations (whether absolute or contingent, matured or unmatured), other than liabilities or obligations incurred in the ordinary course of business consistent with past practice which do not have, and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

         2.28 DISSENTERS' RIGHTS. The shares of Company Common Stock are listed on the Nasdaq Stock Market and no stockholder of the Company has or will have any appraisal or dissenters' rights pursuant to the certificate of incorporation of the Company or any law arising from, or in connection with, the consummation of the Merger and the other transactions contemplated hereby.

         2.29 INSURANCE. Each of the Company and its subsidiaries is insured with financially responsible insurers in such amounts and against such risks and losses as are customary for companies conducting business as conducted by the Company and its subsidiaries. Since January 1, 2001, neither the Company nor any of its subsidiaries has received notice of cancellation or termination with respect to any material insurance policy of the Company or its subsidiaries which has not been cured.

                                  ARTICLE III
             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

         Parent and Merger Sub represent and warrant to the Company, subject to the exceptions specifically disclosed in the disclosure letter supplied by Parent to the Company (the "Parent Schedules") and dated as of the date hereof as follows:

         3.1 ORGANIZATION OF PARENT. Parent and, except as set forth in the Parent Schedules, each of its material subsidiaries (which material subsidiaries are set forth in the Parent Schedules) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the corporate power to own, lease and operate its property and to carry on its business as now being conducted and as proposed to be conducted, and is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect on Parent. Parent has delivered to the Company a true and complete list of all of Parent's subsidiaries, together with the jurisdiction of incorporation of each subsidiary. Parent owns, directly or indirectly through one or more subsidiaries, 100% of the capital stock or other equity interests of each of its subsidiaries. All such shares of capital stock or other equity interests directly or indirectly held by Parent have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth in the Parent SEC Reports (as defined in Section 3.5), Parent does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any interest in, any corporation, partnership, joint venture or other business association or entity other than the securities of any publicly-traded entity held for investment only and constituting less than 5% of the outstanding capital stock of any such entity. Parent has delivered or made available to the Company and its counsel a true and correct copy of the Certificate of Incorporation and By-laws of Parent and similar governing instruments of its material subsidiaries, each as amended to date.

         3.2 PARENT CAPITAL STRUCTURE.

         (a) The authorized capital stock of Parent consists of 200,000,000 shares of Parent Common Stock of which 29,659,376 shares were issued and outstanding as of May 8, 2001, and 5,000,000 shares of Preferred Stock, $.01 par value, all of which are undesignated and none of which is issued or outstanding. The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, $.01 par value ("Merger Sub Common Stock"), 100 shares of which, as of the date hereof, are issued and outstanding and are held by Parent. All issued and outstanding shares of Parent Common Stock and Merger Sub Common Stock have been duly authorized, and all such issued and outstanding shares have been validly issued, are fully paid and nonassessable, are not subject to any preemptive rights (and were not issued in violation of any preemptive rights) and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof. Each of the outstanding shares of Parent Common Stock and outstanding shares of capital stock or other equity interests of Parent's subsidiaries was issued in compliance with all applicable federal and state laws concerning the issuance of securities. No bonds, debentures, notes or other indebtedness of the Parent having the right to vote on any matters on which stockholders of the Parent may vote are issued or outstanding. As of May 8, 2001, Parent had reserved (i) 4,582,000 shares of Common Stock for issuance to executives, key employees and consultants of Parent or its subsidiaries pursuant to its 1989 Incentive and Nonqualified Stock Option Plan, as amended, under which options were outstanding for 345,736 shares and no shares remained available for future option grants, (ii) 4,000,000 shares of Common Stock for issuance to executives, key employees and consultants of the Company or its subsidiaries pursuant to its 1995 Nonqualified Stock Option Plan, as amended, under which options were outstanding for 66,169 shares and no shares remained available for future option grants, (iii) 4,700,000 shares of Common Stock for issuance to employees, directors and consultants and other individuals providing services to Parent or its subsidiaries pursuant to its 1996 Incentive and Nonqualified Stock Option Plan, as amended, under which options were outstanding for 3,786,602 shares and 412,248 shares remained available for future option grants, (iv) 7,500,000 shares of Common Stock for issuance to employees pursuant to its 1997 Nonqualified Stock Option Plan, as amended, under which options were outstanding for 6,534,379 shares and 530,342 shares remained available for future option grants and (v) 700,000 shares of Common Stock for issuance under its 1996 Employee Stock Purchase Plan, as amended (the "Parent ESPP"). All shares of Parent Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be duly authorized, validly issued, fully paid and nonassessable. The Parent Schedules include a list of all issuances of capital stock by Parent since January 1, 1998 (other than issuances pursuant to the option plans and options described in clauses (i) and (ii) above (the "Parent Stock Option Plans") and the Parent ESPP) and also list for each outstanding option at May 8, 2001, the name of the holder of such option, the number of shares subject to such option, the exercise price of such option, the number of shares as to which such option will have been vested at May 8, 2001 and, if the exercisability of such option will be accelerated in any way by the transactions contemplated by this Agreement or for any other reason, an indication of the extent of such acceleration. Such list also describes any repricing of options which has taken place since January 1, 1998. The Parent Schedules also include a list of all the participants in the Parent ESPP and the number of shares of Parent Common Stock which will be issuable to the participants therein for the offering period ending October 31, 2001 if all current participants continue to contribute at current levels (assuming the purchase price of such shares to be 85% of the fair market value of the Parent Common Stock on the first day of the current offering period). Since May 8, 2001, there have been no changes in the capital structure of Parent other than issuances of Parent Common Stock (i) upon the exercise of options granted under the Parent Stock Option Plans and (ii) pursuant to the Parent ESPP.

         (b) The shares of Parent Common Stock to be issued pursuant to the Merger, upon exercise of Company Stock Options to be assumed by Parent by reason of the Merger or under the Company ESPP following the Merger will, upon issuance, be duly authorized, validly issued, fully paid and non-assessable and will not have been issued in violation of any subscriptive or preemptive rights.

         3.3 OBLIGATIONS WITH RESPECT TO CAPITAL STOCK. Except as set forth in Section 3.2 and except as permitted by Section 4.2(g), there are no equity securities of any class of Parent, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding. Except for securities Parent owns, directly or indirectly through one or more subsidiaries, there are no equity securities of any class of any subsidiary of Parent, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding. Except as set forth in Section 3.2 or the Parent Schedules and except as permitted by Section 4.2(g), there are no options, warrants, equity securities, calls, rights, commitments or agreements of any character to which Parent or any of its subsidiaries is a party or by which it is bound obligating Parent or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of Parent or any of its subsidiaries or obligating Parent or any of its subsidiaries to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement. To the best knowledge of Parent, except for the Parent Stockholder Agreements to be entered into by certain Parent stockholders with the Company in connection with the Merger pursuant to Section 5.20, there are no agreements or understandings affecting or relating to the voting, issuance, purchase, redemption, registration, repurchase or transfer of the shares of capital stock of the Parent.

         3.4 AUTHORITY. Parent and Merger Sub have all requisite corporate power and authority to enter into this Agreement and the other documents and agreements contemplated hereby to be entered into by them (the "Parent Transaction Documents") and to consummate the transactions contemplated hereby and thereby. The execution and delivery on behalf of the Parent and Merger Sub of this Agreement and each of the other Parent Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub, subject only to the approval of the issuance of the shares of Parent Common Stock to be issued in the Merger by the vote of a majority of the issued and outstanding Parent Common Stock present or represented by proxy at the Parent Stockholders' Meeting. This Agreement has been duly executed and delivered by Parent and Merger Sub and constitutes the valid and binding obligations of Parent and Merger Sub, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization and other similar laws affecting creditors' rights generally, and by general principles of equity (whether considered in a proceeding of equity or at law). The execution and delivery of this Agreement and each of the other Parent Transaction Documents does not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under, or, in the case of clause (iii) below, result in or require the creation or imposition of, (i) any provision of the Certificate of Incorporation or By-laws of Parent or Merger Sub or (ii) except as disclosed in the Parent Schedules, any mortgage, indenture, lease, contract or other agreement or instrument disclosed in the Parent Schedules pursuant to Section 3.11 or of the type referred to in clause (i) or (ii) of Section 3.12, or, other than as provided in the next paragraph below, any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or its properties or assets, or (iii) any indebtedness of the Parent or any of its subsidiaries; except for any such conflict, violation, or default in the case of clauses (ii) or (iii) that could not reasonably be expected to have a Material Adverse Effect on the Parent.

         No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Parent and Merger Sub in connection with the execution and delivery of this Agreement or any of the other Parent Transaction Documents by Parent and Merger Sub or the consummation by Parent and Merger Sub of the transactions contemplated hereby or thereby, except for (i) the filing of the Form S-4 Registration Statement with the SEC in accordance with the Securities Act, (ii) the filing of the Certificate of Merger with the Delaware Secretary of State, (iii) the filing of the Proxy Statement with the SEC in accordance with the Exchange Act, (iv) the filing of a Form 8-K with the SEC, (v) the filing of the registration statement on Form S-8 with the SEC required to be filed pursuant to Section 5.13, (vi) the listing of Parent Common Stock issuable pursuant to the Merger on the Nasdaq Stock Market,
(vii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and the laws of any foreign country, (viii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on Parent or adversely affect the ability of the parties to consummate the Merger. Except as disclosed in the Parent Schedules, the execution, delivery and performance of this Agreement and all other documents contemplated hereby will not result in or give rise to any material penalty, forfeiture, right of termination, amendment or cancellation, or restriction on business operations of the

Parent or any of its subsidiaries (other than the Surviving Corporation). The Parent Schedules list all agreements that could reasonably be interpreted to require the consent of any Person not a party to this Agreement with respect to the execution, delivery or performance of this Agreement by the Parent and its subsidiaries, taken as a whole where (i) such agreements are material to the operation of the Parent and its subsidiaries or (ii) the failure to obtain such consent would reasonably be expected to have a Material Adverse Effect on the Parent or adversely affect the ability of the parties to consummate the Merger.

         3.5 SEC FILINGS, PARENT FINANCIAL STATEMENTS.

         (a) Parent has timely filed all forms, reports and documents required to be filed by it with the SEC since July 23, 1996 (the "Parent Pre-Signing SEC Documents") and the Parent will timely file with the SEC all forms, reports and documents required to be so filed after the date of this Agreement but before the Effective Time (the "Parent Post-Signing SEC Documents" and, collectively with the Parent Pre-Signing SEC Documents, the "Parent SEC Reports"). As of their respective dates, the Parent SEC Reports
(i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Parent SEC Reports and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such subsequent filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to made the statements therein, in the light of the circumstances under which they were made, not misleading. None of Parent's subsidiaries is required to file any form, reports or other documents with the SEC.

         (b) Each of the consolidated financial statements (including, in each case, any related notes and schedules thereto) contained in the Parent SEC Reports (the "Parent Financials") or that will be contained in the Parent Post-Signing SEC Documents, (x) complies or will comply, as the case may be, as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (y) was or will be, as the case may be, prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and (z) fairly presented, or will fairly present, as the case may be, the consolidated financial position of Parent and its subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or will be subject to normal and recurring year-end adjustments which were not or will not be expected to be material in amount. The audited balance sheet of Parent as of December 31, 2000 contained in the Parent SEC Reports is hereinafter referred to as the "Parent Balance Sheet."

         (c) Parent has heretofore furnished to the Company a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by Parent with the SEC pursuant to the Securities Act or the Exchange Act.

         3.6 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since the date of the Parent Balance Sheet, except with respect to the actions contemplated by this Agreement, Parent and its subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been (i) any Material Adverse Change in Parent, or any development that reasonably would be expected to cause a Material Adverse Change in Parent; (ii) any damage, destruction or loss (whether or not covered by insurance) suffered by Parent or any of its properties having a Material Adverse Effect on Parent;
(iii) any material change by Parent in its accounting methods, principles or practices; (iv) any material revaluation by Parent of any of its assets including, without limitation, writing down the value of capitalized software or inventory or writing off notes or accounts receivable other than in the ordinary course of business; or (v) any other action or event that would have required the consent of the Company pursuant to Section 4.2 had such action or event occurred after the date of this Agreement.

         3.7 TAXES.

         (a) Parent and each of its subsidiaries has timely filed all Returns relating to Taxes required to be filed by Parent and each of its subsidiaries, except such Returns which are not material to Parent, and has paid all Taxes shown to be due on such Returns, or is contesting them in good faith.

         (b) Except as is not material to Parent, Parent and each of its subsidiaries as of the Effective Time will have withheld with respect to its employees all federal and state income taxes, FICA, FUTA and other Taxes required to be withheld.

         (c) Except as is not material to Parent, neither Parent nor any of its subsidiaries has been delinquent in the payment of any Tax nor is there any Tax deficiency outstanding, proposed or assessed against Parent or any of its subsidiaries nor has Parent or any of its subsidiaries executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

         (d) Except as is not material to Parent, no audit or other examination of any Return of Parent or any of its subsidiaries is presently in progress, nor has Parent or any of its subsidiaries been notified of any request for such an audit or other examination.

         (e) Neither Parent nor any of its subsidiaries has any liability for unpaid federal, state, local or foreign Taxes which have not been accrued for or reserved against on the Parent Balance Sheet (in conformity with GAAP, consistently applied), whether asserted or unasserted, contingent or otherwise, which is material to Parent.

         (f) None of Parent's assets are treated as "tax-exempt use property" within the meaning of Section 168(h) of the Code.

         (g) Except as set forth in the Parent Schedules, there is no contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of Parent or any of its subsidiaries that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 404 or 162 of the Code.

         (h) Neither Parent nor any of its subsidiaries has filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by Parent.

         (i) Parent is not, and has not been at any time, a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

         3.8 RESTRICTIONS ON BUSINESS ACTIVITIES. There is no material agreement, judgment, injunction, order or decree binding upon Parent which has or reasonably would be expected to have the effect of prohibiting or materially impairing any material current business practice of Parent, any acquisition of material property by Parent or the conduct of business by Parent as currently conducted or as proposed to be conducted by Parent.

         3.9 ABSENCE OF LIENS AND ENCUMBRANCES. Parent and each of its subsidiaries has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its material tangible properties and assets, real, personal and mixed, used in its business, free and clear of any liens or encumbrances except as reflected in the Parent Financial Statements or permitted by Section 4.2(j) and except for liens for taxes not yet due and payable and such imperfections of title and encumbrances, if any, which are not material in character, amount or extent, and which do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby.

         3.10 INTELLECTUAL PROPERTY.

         (a) Parent, directly or indirectly, owns, or is licensed or otherwise possesses legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, maskworks, net lists, schematics, technology, know-how, computer software programs or applications (in both source code and object code form), and tangible or intangible proprietary information or material (excluding Commercial Software) that are used in or necessary to conduct the business of Parent as currently conducted or as proposed to be conducted by Parent (the "Parent Intellectual Property Rights").

         (b) The Parent Schedules set forth a complete list of all (i) patents, (ii) trademarks, (iii) registered copyrights, trademarks, trade names and service marks and (iv) any applications therefor, included in the Parent Intellectual Property Rights, and specify, where applicable, the jurisdictions in which each such Parent Intellectual Property Right has been issued or registered or in which an application for such issuance and registration has been filed, including the respective registration or application numbers, the date of such registration or application, and the names of all registered owners. The Parent Schedules also set forth a complete list of all material licenses, sublicenses and other agreements as to which Parent is a party and pursuant to which Parent or any other person is authorized to use any Parent Intellectual Property Right (excluding End-User Licenses) or other trade secret material to Parent, and includes the identity of all parties thereto, a description of the nature and subject matter thereof, the applicable royalty and the term thereof. Parent is not in violation of any license, sublicense or agreement described on such list except such violations as do not materially impair Parent's rights under such license, sublicense or agreement. The execution and delivery of this Agreement by Parent, and the consummation of the transactions contemplated hereby, will neither cause Parent to be in violation or default under any such license, sublicense or agreement, nor entitle any other party to any such license, sublicense or agreement to terminate or modify such license, sublicense or agreement.

         (c) Parent is the sole and exclusive owner or licensee of, with all right, title and interest in and to (free and clear of any liens or encumbrances), Parent Intellectual Property Rights, and has sole and exclusive rights (and is not contractually obligated to pay any compensation to any third party in respect thereof) to the use thereof or the material covered thereby in connection with the services or products in respect of which the Parent Intellectual Property Rights are being used. No claims with respect to Parent Intellectual Property Rights have been asserted or, to the knowledge of Parent, are threatened by any person, nor are there any valid grounds, to the knowledge of Parent, for any bona fide claims (i) to the effect that the manufacture, sale, licensing or use of any of the products of Parent or any of its subsidiaries as now manufactured, sold, licensed or used or proposed for manufacture, sale, licensing or use by Parent infringes on any copyright, patent, trademark, service mark or trade secret, (ii) against the use by Parent or any of its subsidiaries of any trademarks, service marks, trade names, trade secrets, copyrights, patents, technology, know-how or computer software programs and applications used in Parent's business as currently conducted or as proposed to be conducted by Parent, or (iii) challenging the ownership by Parent, validity or effectiveness of any of Parent Intellectual Property Rights. All registered trademarks, service marks and copyrights held by Parent are valid and subsisting.

         (d) To the knowledge of Parent, there is no material unauthorized use, infringement or misappropriation of any Parent Intellectual Property Rights by any third party, including any employee or former employee of Parent.

         (e) No Parent Intellectual Property Right or product of Parent or any of its subsidiaries is subject to any outstanding decree, order, judgment, or stipulation restricting in any manner the licensing thereof by Parent or any of its subsidiaries. Neither Parent nor any of its subsidiaries has entered into any agreement (other than exclusive distribution agreements identified as such in the Parent Schedules) under which Parent or its subsidiaries is restricted from selling, licensing or otherwise distributing any of its products to any class of customers, in any geographic area, during any period of time or in any segment of the market.

         (f) Parent and its subsidiaries have a practice to secure, and have secured, from all consultants and contractors who contribute or have contributed to the creation or development of Parent Intellectual Property Rights valid written assignments by such persons to the Parent and its subsidiaries of the rights to such contributions. The Parent and its subsidiaries have taken reasonable and appropriate steps to protect and preserve the confidentiality of their trade secrets. The Parent has required each employee to execute a proprietary information and confidentiality agreement substantially in the Parent's standard form, a copy of which is set forth in the Parent Schedules.

         3.11 AGREEMENTS, CONTRACTS AND COMMITMENTS. Except as set forth in the Parent Schedules, neither Parent nor any of its subsidiaries has, nor is it a party to nor is it bound by:

         (a) any collective bargaining agreements,

         (b) any bonus, deferred compensation, incentive compensation, pension, profit-sharing or retirement plans, or any other employee benefit plans or arrangements,

         (c) any employment or consulting agreement, contract or commitment with any officer or director level employee, not terminable by Parent on thirty (30) days notice without liability, except to the extent general principles of wrongful termination law may limit Parent's ability to terminate employees at will,

         (d) any agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement,

         (e) any agreement of indemnification or guaranty not entered into in the ordinary course of business other than such agreements or guarantees between Parent and any of its subsidiaries, officers or directors,

         (f) any agreement, contract or commitment containing any covenant limiting the freedom of Parent to engage in any line of business or compete with any person,

         (g) any agreement, contract or commitment relating to capital expenditures and involving future obligations in excess of $200,000,

         (h) any agreement, contract or commitment relating to the disposition or acquisition of assets not in the ordinary course of business or any ownership interest in any corporation, partnership, joint venture or other business enterprise,

         (i) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit,

         (j) any joint marketing or development agreement (excluding agreements with resellers, value added resellers or independent software vendors entered into in the ordinary course of business that do not permit such resellers or vendors to modify Parent's software products),

         (k) any distribution agreement (identifying any that contain exclusivity provisions),

         (l) any lease of real property involving the payment by the Parent of $250,000 per year or more in any individual case,

         (m) any agreement or commitment with any affiliate of Parent, or

         (n) any other agreement, contract or commitment (including personal property leases) which involves payment by Parent of $250,000 or more and is not cancelable without penalty within thirty (30) days or (other than agreements for the provision by the Parent of services entered into in the ordinary course of its business) that involves payment to the Parent of $250,000 or more in any individual case.

         3.12 NO DEFAULT. Neither Parent nor any of its subsidiaries has breached, or received in writing any claim or threat that it has breached, any of the terms or conditions of any (i) agreement, contract or commitment that was, is or will be required to be filed as an exhibit to the Parent SEC Reports or (ii) any agreement under which Parent or any of its subsidiaries licenses from a third party any Parent Intellectual Property Rights included in Parent's products in such a manner as would permit any other party to cancel or terminate the same or would permit any other party to seek material damages from Parent thereunder. Each of the agreements, contracts and commitments referred to in clauses (i) and (ii) above that has not expired or been terminated in accordance with its terms is in full force and effect and, except as otherwise disclosed, is not subject to any material default thereunder of which Parent is aware by any party obligated to Parent pursuant thereto.

         All contracts required by Item 601(b)(10) of Regulation S-K to be filed as exhibits to the Parent's Pre-Signing SEC Reports have been so filed.

         3.13 GOVERNMENTAL AUTHORIZATION; COMPLIANCE. Parent holds all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities which are material to the operation of Parent's business as currently conducted (the "Parent Permits"). Parent is in material compliance with the terms of the Parent Permits. Except as disclosed in the Parent SEC Reports filed prior to the date of this Agreement, the business of Parent is not being, and has not been, conducted in violation of any law, ordinance or regulation of any Governmental Entity, except for violations or possible violations which individually or in the aggregate are not, and insofar as reasonably can be foreseen, in the future will not be, material to Parent. As of the date of this Agreement, no investigation or review by any Governmental Entity with respect to Parent is pending or, to the knowledge of Parent, threatened, nor has any Governmental Entity indicated an intention to conduct the same.

         3.14 LITIGATION. There is no action, suit, proceeding, claim, arbitration or investigation pending, or as to which Parent or any of its subsidiaries has received any notice of assertion nor, to Parent's knowledge, is there a reasonable basis to expect such notice of assertion against Parent or any of its subsidiaries which, (a) if determined adversely to Parent or any of its subsidiaries reasonably would be expected to be material to Parent, or which in any manner challenges or seeks to prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement, or (b) is or could reasonably be expected to become of a character required to be disclosed pursuant to Item 401(f) of Regulation S-K.

         3.15 ENVIRONMENTAL MATTERS.

         (a) PERMITS. Parent currently holds all Environmental Permits necessary for the conduct of the Company's Hazardous Material Activities and other businesses of the Company as such activities and businesses are currently being conducted.

         (b) ENVIRONMENTAL LIABILITIES. Except for such matters as are not reasonably likely to have a Material Adverse Effect on the Parent, or would not otherwise require disclosure under the Securities Act, each of the Parent and its subsidiaries has complied with all applicable Environmental Laws. No material action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim, or notice of violation is pending, or to Parent's knowledge, threatened concerning any Environmental Permit, Hazardous Material, or any Hazardous Materials Activity of Parent or any of its subsidiaries. Parent is not aware of any fact or circumstance which could (i) involve Parent or any of its subsidiaries in any material litigation or otherwise impose upon Parent any material liability relating to any Hazardous Materials Activities or (ii) reasonably be expected to result in any claims, liability, investigations, costs or restrictions on ownership, use or transfer of any of its properties pursuant to any Environmental Law.

         3.16 BROKER'S AND FINDERS' FEES. Except for fees payable to SG Cowen Securities Corporation pursuant to the engagement letter dated July 11, 2000, as amended by a supplemental agreement dated May 7, 2001, copies of which have been provided to the Company, Parent has not incurred, and will not incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement, the Merger or any transaction contemplated hereby.

         3.17 LABOR MATTERS. There are no pending material claims against Parent or any of its subsidiaries under any workers' compensation plan or policy or for long-term disability. Parent and each of its United States subsidiaries, has complied in all material respects with all applicable provisions of COBRA and has no material obligations with respect to any former employees or qualifying beneficiaries thereunder. Except as is not material to Parent's business and operations, neither Parent nor any of its subsidiaries has given to or received from any current employee of Parent or any of its subsidiaries notice of termination of employment.

         3.18 EMPLOYEE BENEFIT PLANS.

         (a) The Parent Schedules contain a compete list of all Benefit Plans sponsored or maintained by Parent or under which Parent is obligated. Parent has made available to the Company (i) accurate and complete copies of all Benefit Plan documents and all other material documents relating thereto, including (if applicable) all summary plan descriptions, summary annual reports and insurance contracts, (ii) accurate and complete detailed summaries of all unwritten Benefit Plans, (iii) accurate and complete copies of the most recent financial statements and actuarial reports with respect to all Benefit Plans for which financial statements or actuarial reports are required or have been prepared and (iv) accurate and complete copies of all annual reports for all Benefit Plans (for which annual reports are required) prepared within the last three years.

         (b) All Benefit Plans of Parent conform (and at all times have conformed) in all material respects to, and are being administered and operated (and have at all time been administered and operated) in material compliance with, the requirements of ERISA, the Code and all other applicable laws or governmental regulations. All returns, reports and disclosure statements required to be made under ERISA and the Code with respect to all Benefit Plans have been timely filed or delivered. There have not been any "prohibited transactions," as such term is defined in Section 4975 of the Code or Section 406 of ERISA involving any of the Benefit Plans, that could subject Parent to any material penalty or tax imposed under the Code or ERISA.

         (c) Any Benefit Plan that is intended to be qualified under Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code has been determined by the Internal Revenue Service to be so qualified or an application for such determination is pending. Any such determination that has been obtained remains in effect and has not been revoked, and with respect to any application that is pending, Parent has no reason to suspect that such application for determination will be denied. Nothing has occurred since the date of any such determination that is reasonably likely to affect adversely such qualification or exemption, or result in the imposition of excise taxes or income taxes on unrelated business income under the Code or ERISA with respect to any Benefit Plan.

         (d) Parent does not sponsor a defined benefit plan subject to Title IV of ERISA, nor does it have a current or contingent obligation to contribute to any multiemployer plan (as defined in Section 3(37) of ERISA). Parent does not have any liability with respect to any employee benefit plan (as defined in Section 3(3) of ERISA) other than with respect to the Benefit Plans. For purposes of this Section 3.18, the term "Parent" shall include any corporation that is a member of any controlled group of corporations (as defined in Section 414(b) of the Code) that includes Parent, any trade or business (whether or not incorporated) that is under common control (as defined in Section 414(c) of the Code) with Parent, any organization (whether or not incorporated) that is a member of an affiliated service group (as defined in Section 414(m) of the Code) that includes Parent and any other entity required to be aggregated with Parent pursuant to the regulations issued under Section 414(o) of the Code.

         (e) There are no pending or, to the knowledge of Parent, threatened claims by or on behalf of any Benefit Plans, or by or on behalf of any individual participants or beneficiaries of any Benefit Plans, alleging any breach of fiduciary duty on the part of Parent or any of its officers, directors or employees under ERISA or any other applicable regulations, or claiming benefit payments (other than those made in the ordinary operation of such plans), nor is there, to the knowledge of Parent, any basis for such claim. The Benefit Plans are not the subject of any pending (or to the knowledge of Parent, any threatened) investigation or audit by the Internal Revenue Service, the Department of Labor or the PBGC.

         (f) Parent has timely made all required contributions under the Benefit Plans including the payment of any premiums payable to the PBGC and other insurance premiums.

         (g) With respect to any Benefit Plan that is a Welfare Plan or a pension plan, (i) each Welfare Plan for which contributions are claimed by Parent as deductions under any provision of the Code is in material compliance with all applicable requirements pertaining to such deduction,
(ii) with respect to any welfare benefit fund (within the meaning of Section 419 of the Code) related to a Welfare Plan, there is no disqualified benefit (within the meaning of Section 4976(b) of the Code) that would result in the imposition of a tax under Section 4976(a) of the Code, (iii) any Benefit Plan that is a group health plan (within the meaning of Section 4980B(g)(2) of the Code) complies, and in each and every case has complied, with all of the applicable material requirements of Section 4980B of the Code, ERISA, Title XXII of the Public Health Service Act and the Social Security Act, and (iv) all Welfare Plans may be amended or terminated at any time on or after the Closing Date. No Benefit Plan provides any health, life or other welfare coverage to employees of the Company beyond termination of their employment with the Company by reason or retirement or otherwise, other than coverage as may be required under Section 4980B of the Code or Part 6 of ERISA, or under the continuation of coverage provisions of the laws of any state or locality.

         3.19 COMPLIANCE WITH LAWS. Parent and each of its subsidiaries has complied in all material respects with, is not in material violation of, and has not received any notices of violation with respect to, any applicable federal, state, local or foreign statute, law, regulation, judgment, order or decree with respect to the conduct of its business, or the ownership or operation of its business, except in any such case as reasonably would not be expected to be material to Parent.

         3.20 CHANGE OF CONTROL PAYMENTS. Except as set forth in the Parent Schedules, the execution and delivery of, and performance of the transactions contemplated by, this Agreement will not constitute an event under any Benefit Plan or agreement that will or may reasonably be expected to result in any payment (whether severance pay or otherwise), acceleration, vesting or increase in benefits with respect to current or former officers, directors or employees of the Parent whether or not any such payment would be an "excess parachute payment" (within the meaning of Section 280G of the Code).

         3.21 REGISTRATION STATEMENT; PROXY STATEMENT/PROSPECTUS. Subject to the accuracy of the information regarding the Company provided by the Company specifically for inclusion in the joint proxy statement and registration statement on Form S-4 (or such other or successor form as shall be appropriate) (including any amendments or supplements thereto, the "Registration Statement"), pursuant to which the shares of Parent Common Stock to be issued in the Merger will be registered with the SEC, such Registration Statement will not, at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements included therein not misleading. The information supplied by Parent for inclusion in the Proxy Statement included in the Registration Statement shall not, on the date the Proxy Statement is first mailed to stockholders, at the time of the Company Stockholders' Meeting or Parent Stockholders' Meeting, or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Stockholders' Meeting or Parent Stockholders' Meeting which has become false or misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. If at any time prior to the Effective Time any event relating to Parent, Merger Sub or any of their respective affiliates, officers or directors should be discovered by Parent or Merger Sub which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, Parent or Merger Sub will promptly inform the Company. Notwithstanding the foregoing, Parent and Merger Sub make no representation or warranty with respect to any information supplied by the Company which is contained in any of the foregoing documents.

         3.22 BOARD APPROVAL. The Boards of Directors of Parent and Merger Sub have, on or prior to the date hereof, unanimously approved this Agreement and the Merger, and the Board of Directors of Parent has recommended approval the stockholders of Parent of the issuance of the shares of Parent Common Stock issuable in connection with the Merger and have adopted (and not amended, revoked or rescinded) resolutions to such effect contained in the Parent Schedules.

         3.23 FAIRNESS OPINION. Parent has received a written opinion from SG Cowen Securities Corporation, dated as of May 22, 2001, that, as of the date of such opinion, the Exchange Ratio is fair to Parent from a financial point of view, and has delivered to the Company a copy of such opinion.

         3.24 NO EXISTING DISCUSSIONS. Except for discussions or negotiations relating to the transactions contemplated hereby, as of the date hereof Parent is not engaged, directly or indirectly, in any discussions or negotiations with any other party with respect to any Acquisition Proposal.

         3.25 ANTI-TAKEOVER LAWS INAPPLICABLE. No "fair price," "business combination," "moratorium," "control share acquisition" or other form of anti-takeover statute or regulations, including, without limitation, Section 203 of the Delaware Law or Chapter 110C or 110E of the Massachusetts General Laws, is or will be applicable to the execution, delivery or performance of this Agreement by the Parent or Merger Sub or the consummation of the Merger and the other transactions contemplated hereby.

         3.26 REORGANIZATION. To the knowledge of the Parent, neither it nor any of its affiliates has taken any action, failed to take any action or agreed to take any action or is aware of any circumstances that would prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

         3.27 ABSENCE OF UNDISCLOSED LIABILITIES. There are no liabilities or obligations (whether absolute or contingent, matured or unmatured) of the Parent or any of its subsidiaries, including but not limited to liabilities for Taxes, of a nature required by GAAP to be reflected, or reserved against, in the Parent Balance Sheet and that are not so reflected, or reserved against. Except as described in the Parent Schedules or reflected or reserved against in the Financial Statements, since December 31, 2000, neither the Parent nor any of its subsidiaries has incurred any material liabilities or obligations (whether absolute or contingent, matured or unmatured), other than liabilities or obligations incurred in the ordinary course of business consistent with past practice which do not have, and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Parent.

         3.28 INSURANCE. Each of the Parent and its subsidiaries is insured with financially responsible insurers in such amounts and against such risks and losses as are customary for companies conducting business as conducted by the Parent and its subsidiaries. Since January 1, 2001, neither the Parent nor any of its subsidiaries has received notice of cancellation or termination with respect to any material insurance policy of the Parent or its subsidiaries which has not been cured.

         3.29 MERGER SUB. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement and has engaged in no other business activities and has conducted its operations only as contemplated hereby. Merger Sub has no subsidiaries or assets, liabilities or obligations of any nature other than incident to its formation and incident to this Agreement. There are no shares of capital stock of Merger Sub reserved for issuance and Merger Sub does not have any commitment to authorize, issue or sell any such shares, except pursuant to this Agreement.

                                   ARTICLE IV
                       CONDUCT PRIOR TO THE EFFECTIVE TIME

         4.1 CONDUCT OF BUSINESS OF THE COMPANY. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms and the Effective Time, the Company (which for the purposes of this Section 4.1 shall include the Company and each of its subsidiaries) agrees, except as otherwise expressly contemplated by this Agreement, or as described in Section 4.1 of the Company Schedules, and, except to the extent that Parent shall otherwise consent in writing, to carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and in material compliance with all applicable laws and regulations, to pay its debts and taxes when due subject to good faith disputes over such debts or taxes, to pay or perform other material obligations when due, and to use all reasonable efforts consistent with past practices and policies to preserve intact the Company's present business organizations, keep available the services of its present officers and employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with the Company, to the end that the Company's goodwill and ongoing businesses be unimpaired at the Effective Time. The Company shall promptly notify Parent of any event or occurrence not in the ordinary course of business of the Company, and will not enter into or amend any agreement or take any action which reasonably would be expected to have a Material Adverse Effect on the Company. Except as expressly contemplated by this Agreement or disclosed in the Company Schedules, the Company shall not prior to the Effective Time or earlier termination of this Agreement pursuant to its terms, without the prior written consent of Parent:

         (a) Accelerate, amend or change the period of exercisability of options or restricted stock, or reprice options granted under the employee stock plans of the Company or authorize cash payments in exchange for any options granted under any of such plans;

         (b) Grant any severance or termination pay (i) to any executive officer or (ii) to any other employee except payments made in connection with the termination of employees who are not executive officers in amounts consistent with the Company's policies and past practices or pursuant to written agreements outstanding, or policies existing, on the date hereof and as previously disclosed in writing to Parent or pursuant to written agreements consistent with the Company's prior agreements under similar circumstances;

         (c) Transfer or license to any person or entity or otherwise extend, amend or modify any rights to the Company's Intellectual Property Rights or enter into grants to future patent rights, other than licenses in connection with the sale of goods or services entered into in the ordinary course of business consistent with past practices;

         (d) Commence any litigation other than (i) for the routine collection of bills, (ii) for software piracy, or (iii) in such cases where the Company in good faith determines that failure to commence suit would result in the material impairment of a valuable aspect of the Company's business, provided that the Company consults with Parent prior to the filing of such a suit;

         (e) Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of the Company;

         (f) Repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements existing as of the date hereof requiring the repurchase of shares in connection with any termination of service to the Company;

         (g) Issue, deliver or sell or authorize or propose the issuance, delivery or sale of, any shares of its capital stock of any class or securities convertible into, or subscriptions, rights, warrants or options to acquire, or enter into other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than (i) the issuance of shares of Company Common Stock pursuant to the exercise of Company stock options or warrants therefor outstanding as of the date of this Agreement, (ii) options to purchase shares of Company Common Stock granted to new employees in the ordinary course of business, consistent with past practice or granted to the Company's non-employee directors pursuant to automatic grants under the Company's 1999 Director Stock Option Plan, (iii) shares of Company Common Stock issuable upon the exercise of the options referred to in clause (ii), and (iv) shares of Company Common Stock issuable to participants in the Company ESPP consistent with the terms of that plan;

         (h) Cause, permit or propose any amendments to the Company's Certificate of Incorporation or By-laws;

         (i) Except as set forth on the Company Schedules, acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a material portion of the assets of, or by any other manner, any business or any corporation, partnership interest, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of the Company, or enter into any joint ventures, strategic partnerships or alliances or purchase any distributors;

         (j) Sell, lease, license, encumber or otherwise dispose of any of the Company's properties or assets which are material, individually or in the aggregate, to the business of the Company, except in the ordinary course of business consistent with past practice;

         (k) Incur any indebtedness for borrowed money (other than ordinary course trade payables or pursuant to existing credit facilities in the ordinary course of business) or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire debt securities of the Company or guarantee any debt securities of others;

         (l) Adopt or amend (except to the extent required to conform to applicable law) any employee benefit or stock purchase or option plan, or enter into any employment contract, pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates of its employees other than in the ordinary course of business, consistent with past practice;

         (m) Revalue any of the Company's assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business consistent with past practice;

         (n) Pay, discharge or satisfy in an amount in excess of $100,000 (in any one case) or $250,000 (in the aggregate), any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities of the type reflected or reserved against in the Company Financials (or the notes thereto);

         (o) Make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, file any material Return or any amendment to a material Return, enter into any closing agreement, settle any claim or assessment in respect of Taxes (except settlements effected solely through payment of immaterial sums of money), or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

         (p) Take any action with the knowledge that such action would, or is reasonably likely to, prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code; or

         (q) Take, or agree in writing or otherwise to take, any of the actions described in Sections 4.l(a) through (p) above, or any action which would cause or would be reasonably likely to cause any of the conditions to the Merger set forth in Sections 6.1 or 6.3 not to be satisfied.

         4.2 CONDUCT OF BUSINESS OF PARENT. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms and the Effective Time, Parent (which for the purposes of this Section 4.2 shall include Parent and each of its subsidiaries) agrees, except as otherwise expressly contemplated by this Agreement, or as described in Section 4.2 of the Parent Schedules, and except to the extent that the Company shall otherwise consent in writing, to carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and in material compliance with all applicable laws and regulations, to pay its debts and taxes when due subject to good faith disputes over such debts or taxes, to pay or perform other material obligations when due, and to use all reasonable efforts consistent with past practices and policies to preserve intact Parent's present business organizations, keep available the services of its present officers and employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with Parent, to the end that Parent's goodwill and ongoing businesses be unimpaired at the Effective Time. Parent shall promptly notify the Company of any event or occurrence not in the ordinary course of business of Parent, and will not enter into or amend any agreement or take any action which reasonably would be expected to have a Material Adverse Effect on Parent. Except as expressly contemplated by this Agreement or disclosed in the Parent Schedules, Parent shall not prior to the Effective Time or earlier termination of this Agreement pursuant to its terms, without the prior written consent of the Company:

         (a) Accelerate, amend or change the period of exercisability of options or restricted stock or reprice options granted under the employee stock plans of Parent or authorize cash payments in exchange for any options granted under any of such plans;

         (b) Grant any severance or termination pay (i) to any executive officer or (ii) to any other employee except payments made in connection with the termination of employees who are not executive officers in amounts consistent with Parent's policies and past practices or pursuant to written agreements outstanding, or policies existing, on the date hereof and as previously disclosed in writing to the Company or pursuant to written agreements consistent with Parent's prior agreements under similar circumstances;

         (c) Transfer or license to any person or entity or otherwise extend, amend or modify any rights to Parent's Intellectual Property Rights or enter into grants to future patent rights, other than licenses in connection with the sale of goods or services entered into in the ordinary course of business consistent with past practices;

         (d) Commence any litigation other than (i) for the routine collection of bills, (ii) for software piracy, or (iii) in such cases where Parent in good faith determines that failure to commence suit would result in the material impairment of a valuable aspect of Parent's business, provided that Parent consults with the Company prior to the filing of such a suit;

         (e) Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of Parent;

         (f) Repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements existing as of the date hereof requiring the repurchase of shares in connection with any termination of service to Parent;

         (g) Issue, deliver or sell or authorize or propose the issuance, delivery or sale of any shares of its capital stock of any class or securities convertible into, or subscriptions, rights, warrants or options to acquire, or enter into other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than (i) the issuance of shares of Parent Common Stock pursuant to the exercise of Parent stock options or warrants therefor outstanding as of the date of this Agreement, (ii) options to purchase shares of Parent Common Stock granted to new employees in the ordinary course of business, consistent with past practice or granted to non-employee directors of Parent pursuant to automatic grants pursuant to Parent's stock option plans, (iii) shares of Parent Common Stock issuable upon the exercise of the options referred to in clause (ii), and (iv) shares of Parent Common Stock issuable to participants in the Parent ESPP consistent with the terms of that plan;

         (h) Cause, permit or propose any amendments to Parent's Certificate of Incorporation or By-laws;

         (i) Except as set forth on the Parent Schedules, acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a material portion of the assets of, or by any other manner, any business or any corporation, partnership interest, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of Parent, or enter into any joint ventures, strategic partnerships or alliances or purchase any distributors;

         (j) Sell, lease, license, encumber or otherwise dispose of any of Parent's properties or assets which are material, individually or in the aggregate, to the business of Parent, except in the ordinary course of business and except for security interests granted pursuant to the SVB Facility (as defined below);

         (k) Incur any indebtedness for borrowed money (other than ordinary course trade payables, indebtedness pursuant to existing credit facilities in the ordinary course of business, or indebtedness incurred pursuant to additional credit facilities with Silicon Valley Bank or another similar commercial lender in an aggregate principal amount not exceeding $5,000,000 (the "SVB Facility") (and Parent agrees that it will provide the Company with reasonable prior notice of its intention of enter into the SVB Facility and will consult with the Company regarding the terms and conditions of the SVB Facility)) or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire debt securities of Parent or guarantee any debt securities of others;

         (l) Adopt or (except to the extent necessary to comply with applicable law) amend any employee benefit or stock purchase or option plan, or enter into any employment contract, pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates of its employees other than in the ordinary course of business, consistent with past practice;

         (m) Revalue any of Parent's assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business;

         (n) Pay, discharge or satisfy in an amount in excess of $100,000 (in any one case) or $250,000 (in the aggregate), any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities of the type reflected or reserved against in the Parent Financials (or the notes thereto);

         (o) Make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, file any material Return or any amendment to a material Return, enter into any closing agreement, settle any claim or assessment in respect of Taxes (except settlements effected solely through payment of immaterial sums of money), or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

         (p) Take any action with the knowledge that such action would, or is reasonably likely to, prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code; or

         (q) Take, or agree in writing or otherwise to take, any of the actions described in Sections 4.2(a) through (p) above, or any action which would cause or would be reasonably likely to cause any of the conditions to the Merger set forth in Sections 6.1 or 6.2 not to be satisfied.

                                   ARTICLE V
                              ADDITIONAL AGREEMENTS

         5.1 PROXY STATEMENT/PROSPECTUS; REGISTRATION STATEMENT.

         (a) As promptly as practicable after the execution of this Agreement, Parent and the Company shall prepare and file with the SEC the Proxy Statement and Parent shall prepare and file with the SEC the Registration Statement in which the Proxy Statement will be included as a prospectus. Parent agrees to provide the Company with an opportunity to review and comment on the Registration Statement before filing. Each of Parent and Company shall use its reasonable efforts to have the Registration Statement declared effective as soon thereafter as practicable and to take any action required to be taken under any applicable federal or state securities law in connection with the issuance of Parent Common Stock in the Merger. Each of Parent and the Company shall furnish all information concerning it and the holders of its capital stock as the other may reasonably request in connection with such actions. Each party agrees to provide the other parties promptly with copies of all correspondence from and all responsive correspondence to the SEC regarding the Proxy Statement and the Registration Statement. Each party agrees to notify the other parties promptly of all stop orders or threatened stop orders of which it becomes aware with respect to the Registration Statement. The Proxy Statement shall include the fairness opinions of Robertson Stephens, Inc. and SG Cowen Securities Corporation referred to in Sections 2.23 and 3.23, respectively. The Proxy Statement shall also include the recommendations of (i) the Board of Directors of the Company in favor of the Merger, which shall not be withdrawn, modified or withheld, except as permitted by Section 5.4(d) below and (ii) the Board of Directors of Parent in favor of the Merger, which shall not be withdrawn, modified or withheld except as permitted by Section 5.4(d) below.

         (b) The Company and Parent each hereby (i) consents to the use of its name and, on behalf of its subsidiaries and affiliates, the names of such subsidiaries and affiliates, and to the inclusion of financial statements and business information relating to such party and its subsidiaries and affiliates (in each case, to the extent required by applicable securities laws) in the Registration Statement; (ii) agrees to use its reasonable efforts to obtain the written consent of any Person retained by it which may be required to be named (as an expert or otherwise) in such Registration Statement; and (iii) agrees to cooperate, and to use its reasonable efforts to cause its subsidiaries and affiliates to cooperate, with any legal counsel, investment banker, accountant or other agent or representative retained by any of the parties specified in clause (i) in connection with the preparation of any and all information required, as determined after consultation with each party's counsel, to be disclosed by applicable securities laws in such Registration Statement.

         5.2 MEETINGS OF STOCKHOLDERS. Promptly after the date hereof, the Company shall take all action necessary in accordance with Delaware Law and its Certificate of Incorporation and By-laws to convene the Company Stockholders' Meeting to be held as promptly as practicable for the purpose of voting upon this Agreement and the Merger. The Company shall consult with Parent and use all reasonable efforts to hold the Company Stockholders' Meeting on the same day as the Parent Stockholders' Meeting. Promptly after the date hereof, Parent shall take all action necessary in accordance with Delaware Law and its Certificate of Incorporation and By-laws to convene the Parent Stockholders' Meeting to be held as promptly as practicable for the purpose of voting upon the issuance of Parent Common Stock pursuant to the Merger. Parent shall consult with the Company and shall use all reasonable efforts to hold the Parent Stockholders' Meeting on the same day as the Company Stockholders' Meeting.

         5.3 ACCESS TO INFORMATION, CONFIDENTIALITY.

         (a) During the period prior to the Effective Time, each party shall afford the other party and its accountants, counsel and other representatives reasonable access, upon reasonable prior notice and during normal business hours, to all information concerning the business, including the status of product development efforts, properties, assets and liabilities and personnel of such party as the other party may reasonably request. No information or knowledge obtained in any investigation pursuant to this Section 5.3 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

         (b) The parties acknowledge that Parent and the Company have previously executed a Mutual Agreement of Confidentiality dated as of April 5, 2001 (the "Confidentiality Agreement"), which Confidentiality Agreement shall continue in full force and effect in accordance with its terms notwithstanding any termination or abandonment of this Agreement or the Merger.

         5.4 NO SOLICITATION.

         (a) From and after the date of this Agreement until the Effective Time, the Company and its subsidiaries will not, and will cause their respective directors, officers, employees, representatives, investment bankers, agents and affiliates not to, directly or indirectly, (i) solicit or encourage submission of any inquiries, proposals or offers by any person, entity or group (other than Parent and its affiliates, agents and representatives), or (ii) participate in any discussions or negotiations with, or disclose any information concerning the Company or any of its subsidiaries to, or afford any access to the properties, books or records of the Company or any of its subsidiaries to, or otherwise assist, facilitate or encourage, or enter into any agreement or understanding with, any person, entity or group (other than Parent and its affiliates, agents and representatives), in connection with any Acquisition Proposal with respect to the

Company. From and after the date of this Agreement until the Effective Time, Parent and its subsidiaries will not, and will cause their respective directors, officers, employees, representatives, investment bankers, agents and affiliates not to, directly or indirectly, (i) solicit or encourage submission of any inquiries, proposals or offers by any person, entity or group (other than the Company and its affiliates, agents and representatives), or (ii) participate in any discussions or negotiations with, or disclose any information concerning Parent or any of its subsidiaries to, or afford any access to the properties, books or records of Parent or any of its subsidiaries to, or otherwise assist, facilitate or encourage, or enter into any agreement or understanding with, any person, entity or group (other than the Company and its affiliates, agents and representatives), in connection with any Acquisition Proposal with respect to Parent. For the purposes of this Agreement, an "Acquisition Proposal" shall mean any proposal relating to the possible acquisition of the Company or Parent, as the case may be, whether by way of merger, consolidation, business combination, purchase of or tender offer for at least 50% of the capital stock of the Company or Parent, as the case may be, purchase, sale, exchange, transfer or other disposition of at least 50% of the assets of the Company or Parent, as the case may be, or otherwise. In addition, subject to the other provisions of this Section 5.4, from and after the date of this Agreement until the Effective Time, the Company and its subsidiaries will not, and will cause their respective directors, officers, employees, representatives, investment bankers, agents and affiliates not to, directly or indirectly, make or authorize any statement, recommendation or solicitation in support of any Acquisition Proposal with respect to the Company made by any person, entity or group (other than Parent and/or Merger Sub). The Company will immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. Subject to the other provisions of this Section 5.4, from and after the date of this Agreement until the Effective Time, Parent and its subsidiaries will not, and will cause their respective directors, officers, employees, representatives, investment bankers, agents and affiliates not to, directly or indirectly, make or authorize any statement, recommendation or solicitation in support of any Acquisition Proposal with respect to Parent made by any person, entity or group (other than the Company). Parent will immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing.

         (b) Notwithstanding the provisions of paragraph (a) above, if, prior to the approval of this Agreement and the Merger by the stockholders of the Company at the Company Stockholders' Meeting, the Board of Directors of the Company (individually or collectively) shall receive in writing a bona fide Acquisition Proposal or indication of interest in making an Acquisition Proposal, and provided that the Company shall not directly or indirectly have solicited or encouraged the submission of such Acquisition Proposal or indication of interest in violation of paragraph (a) above, then in such event the Company may, to the extent the Board of Directors of the Company determines, in good faith, after consultation with outside legal counsel, that to do so would be consistent with the Board's fiduciary duties under applicable law and would be reasonably likely to lead to a Superior Proposal, and subject to the requirements of paragraph (c) below, participate in discussions or negotiations with or, furnish information to, the person, entity or group from which it received such Acquisition Proposal or indication of interest. Notwithstanding the provisions of paragraph (a) above, if, prior to the approval of this Agreement and the Merger by the stockholders of Parent at the Parent Stockholders' Meeting, the Board of Directors of Parent (individually or collectively) shall receive in writing a bona fide Acquisition Proposal or indication of interest in making an Acquisition Proposal, and provided that Parent shall not directly or indirectly have solicited or encouraged the submission of such Acquisition Proposal or indication of interest in violation of paragraph (a) above, then in such event Parent may, to the extent the Board of Directors of Parent determines, in good faith, after consultation with outside legal counsel, that to do so would be consistent with the Board's fiduciary duties under applicable law and would be reasonably likely to lead to a Superior Proposal, and subject to the requirements of paragraph (c) below, participate in discussions or negotiations with, or furnish information to the person, entity or group from which it received such Acquisition Proposal or indication of interest. For purposes of this Agreement, a "Superior Proposal" means an unsolicited bona fide Acquisition Proposal which the Board of Directors of the Company or Parent, as the case may be, determines in good faith, after consultation with its independent financial advisors, would result, if consummated, in a transaction more favorable to the stockholders of the Company or Parent, as the case may be, from a financial point of view than the Merger and for which financing, to the extent required, is then committed or which, in the good faith judgment of the Board of Directors (based upon the advice of independent financial advisors), is reasonably capable of being financed by such person, entity or group and which is likely to be consummated. Notwithstanding the foregoing, if the Board of Directors of the Parent or the Company, as the case may be, shall receive a bona fide, unsolicited Acquisition Proposal as to which financing is not committed and if the Board of Directors shall determine in good faith that such Acquisition Proposal would, but for the question of the financial capability of the proposed acquiror, constitute a Superior Proposal, then in such event the Board of Directors of the Parent or the Company, as the case may be, and its financial advisor may, for the purpose of determining whether such proposal constitutes a Superior Proposal, conduct such limited inquiries of the proponent of such Acquisition Proposal as are necessary for the sole purpose of ascertaining whether the proposed transaction is reasonably capable of being consummated by such proponent so as to constitute a Superior Proposal.

         (c) The Company may furnish information with respect to a Superior Proposal or conduct the limited inquiries contemplated by the last sentence of paragraph (b) above only if the Company (i) first notifies Parent of the information proposed to be disclosed, (ii) first complies with the provisions of paragraph (e) below and (iii) provides such information pursuant to a confidentiality agreement at least as restrictive as the Confidentiality Agreement. Parent may furnish information with respect to a Superior Proposal or conduct the limited inquiries contemplated by the last sentence of paragraph (b) above only if Parent (i) first notifies the Company of the information proposed to be disclosed, (ii) first complies with the provisions of paragraph (e) below and (iii) provides such information pursuant to a confidentiality agreement at least as restrictive as the Confidentiality Agreement.

         (d) In the event the Company receives a Superior Proposal, nothing contained in this Agreement shall prevent the Board of Directors of the Company from approving such Superior Proposal or recommending such Superior Proposal to the Company's stockholders, if the Board determines in good faith, after consultation with outside legal counsel, that such action is consistent with by its fiduciary duties under applicable law, and in such case, the Board may amend or withdraw its recommendation of the Merger; PROVIDED, however, that the Company's Board of Directors may not take any of the foregoing actions until after the fifth business day following Parent's receipt of written notice from the Company advising Parent that the Board of Directors of the Company is prepared to recommend a Superior Proposal to the Company's stockholders, specifying the terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal. During this five business day period, Parent may make, and in such event the Company shall consider, a counterproposal to such Superior Proposal, and, subject to the fiduciary duties of the Company's Board of Directors, the Company shall itself negotiate, and shall cause its financial and legal advisors to negotiate on its behalf, with Parent with respect to the terms and conditions of such counterproposal for a reasonable period of time given the terms and conditions of such counterproposal and such Superior Proposal. Subject to the right of termination set forth in Section 7.1(f), except to the extent expressly set forth in this Section 5.4, nothing shall relieve the Company from complying with all other terms of this Agreement. In the event Parent receives a Superior Proposal, nothing contained in this Agreement shall prevent the Board of Directors of Parent from approving such Superior Proposal or recommending such Superior Proposal to Parent's stockholders, if the Board determines in good faith, after consultation with outside legal counsel, that such action is required by its fiduciary duties under applicable law, and in such case, the Board may amend or withdraw its recommendation of the Merger; PROVIDED, however, that Parent's Board of Directors may not take any of the foregoing actions until after the fifth business day following the Company's receipt of written notice from Parent advising the Company that the Board of Directors of Parent is prepared to recommend a Superior Proposal to Parent's stockholders, specifying the terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal. During this five business day period, the Company may make, and in such event Parent shall consider, a counterproposal to such Superior Proposal, and, subject to the fiduciary duties of Parent's Board of Directors, Parent shall itself negotiate, and shall cause its financial and legal advisors to negotiate on its behalf, with the Company with respect to the terms and conditions of such counterproposal for a reasonable period of time given the terms and conditions of such counterproposal and such Superior Proposal. Subject to the right of termination set forth in Section 7.1(g), except to the extent expressly set forth in this Section 5.4, nothing shall relieve Parent from complying with all other terms of this Agreement.

         (e) The Company will (i) notify Parent immediately if any inquiry or proposal is made or any information or access is requested in connection with an Acquisition Proposal or potential Acquisition Proposal and (ii) immediately communicate to Parent the terms and conditions of any such Acquisition Proposal or potential Acquisition Proposal or inquiry and the identity of the offeror or potential offeror. Parent will (i) notify the Company immediately if any inquiry or proposal is made or any information or access is requested in connection with an Acquisition Proposal or potential Acquisition Proposal and (ii) immediately communicate to the Company the terms and conditions of any such Acquisition Proposal or potential Acquisition Proposal or inquiry and the identity of the offeror or potential offeror.

         (f) Nothing contained in this Section 5.4 shall prevent the Company, Parent or their respective Boards of Directors from complying with the provisions of Rule 14e-2(a) and 14d-9 promulgated under the Exchange Act.

         (g) Nothing contained in this Section 5.4 shall prohibit the Company or Parent, as the case may be, from advising any Person making an Acquisition Proposal that it is bound by the terms of this Agreement or from negotiating the confidentiality agreement described in Section 5.4(c) above.

         5.5 EXPENSES.

         (a) Except as set forth in this Section 5.5, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated; provided, however, that Parent and the Company shall share equally all fees and expenses, other than attorneys', accountants' and financial advisors' fees, incurred in connection with the printing and filing of the Registration Statement (including financial statements and exhibits) and any amendments or supplements thereto.

         (b) If this Agreement is terminated by Parent pursuant to Section 7.1(b)(ii) or by any party pursuant to Section 7.1(f), then the Company shall pay Parent for all of its reasonable out-of-pocket expenses, including but not limited to attorney's fees, accounting fees, financial printer expenses, filing fees and fees and expenses of financial advisors incurred since March 1, 2001 in connection with this Agreement and the Merger ("Out of Pocket Expenses"), not to exceed $1,750,000, upon written request therefor. If this Agreement is terminated by the Company pursuant to Section 7.1(c)(ii) or pursuant to Section 7.1(g), then Parent shall pay the Company's Out-of-Pocket Expenses incurred since March 1, 2001, not to exceed $1,750,000, upon written request therefor.

         (c) If this Agreement is terminated by Parent pursuant to Section 7.1(b)(ii) or by any party pursuant to Section 7.1(f), then the Company shall immediately upon such termination pay to Parent a termination fee of $3,000,000 by wire transfer of immediately available funds to an account designated by Parent. If this Agreement is terminated by the Company pursuant to Section 7.1(c)(ii) or by any party pursuant to Section 7.1(g), then Parent shall immediately upon such termination pay to the Company a termination fee of $3,000,000 by wire transfer of immediately available funds to an account designated by the Company.

         5.6 PUBLIC DISCLOSURE. Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statement with respect to the Merger or this Agreement and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or regulation or any listing agreement with a national securities exchange or the Nasdaq National Market, and in any event in accordance with the terms of the Confidentiality Agreement.

         5.7 AUDITORS' LETTERS. The Company shall use its reasonable efforts to cause to be delivered to Parent letters of Arthur Andersen LLP, independent auditors to the Company, dated (a) a date within two business days before the date on which the Registration Statement becomes effective, and (b) two business days before the Closing, and addressed to Parent, in form and substance reasonably satisfactory to Parent and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement. The Parent shall use its reasonable efforts to be delivered to the Company a letter of PricewaterhouseCoopers LLP, independent auditors to the Parent, dated (a) a date within two business days before the date on which the Registration Statement becomes effective, and (b) two business days before the Closing, and addressed to the Company, in form and substance reasonably satisfactory to the Company and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

         5.8 FIRPTA. The Company shall deliver to the Internal Revenue Service a notice that the Company Common Stock is not a "U.S. Real Property Interest" as defined in and in accordance with the requirements of Treasury Regulation Section 1.897-2(h)(2).

         5.9 LEGAL REQUIREMENTS. Each of Parent and the Company will take all reasonable actions necessary or desirable to comply promptly with all legal requirements which may be imposed on them with respect to the consummation of the transactions contemplated by this Agreement (including furnishing all information required in connection with approvals of or filings with any Governmental Entity, and prompt resolution of any litigation prompted hereby) and will promptly cooperate with and furnish information to any party hereto necessary in connection with any such requirements imposed upon any of them or their respective subsidiaries in connection with the consummation of the transactions contemplated by this Agreement, and will take all reasonable actions necessary to obtain (and will cooperate with the other parties hereto in obtaining) any consent, approval, order or authorization of, or any registration, declaration or filing with, any Governmental Entity or other public or private third party required to be obtained or made in connection with the Merger or taking of any action contemplated by this Agreement.

         5.10 BLUE SKY LAWS. Parent shall take such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of Parent Common Stock pursuant hereto. The Company shall use its best efforts to assist Parent as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of Parent Common Stock pursuant hereto.

         5.11 BEST EFFORTS AND FURTHER ASSURANCES. Each of the parties to this Agreement shall use its reasonable efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to closing under this Agreement (including resolution of any litigation prompted hereby). Each party hereto, at the reasonable request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of the transactions contemplated hereby.

         5.12 STOCK OPTIONS.

         (a) Each outstanding option to purchase shares of Company Common Stock (each a "Company Stock Option") under the Company Stock Option Plans, whether vested or unvested, and each Company Stock Option Plan under which any such Company Stock Option was granted, will be assumed by Parent at the Effective Time, and the Company and the Parent shall each take such actions as are necessary or appropriate to effect such assumption. Each Company Stock Option so assumed by Parent under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the applicable Company Stock Option Plan immediately prior to the Effective Time, except that (i) such Company Stock Option shall be exercisable (when vested) for that number of whole shares of Parent Common Stock equal to the product of the number of shares of Company Common Stock that were issuable upon exercise of such Company Stock Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares of Parent Common Stock, and (ii) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed Company Stock Option shall be equal to the quotient determined by dividing the exercise price per share of Company Common Stock at which such Company Stock Option was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded up to the nearest whole cent. Subject to the provisions of the Employment Contracts (as defined below), nothing in this Section 5.12 shall affect the complete acceleration of vesting, in accordance with the terms thereof as in effect on the date hereof, of those Company Stock Options identified in the Company Schedules as subject to such complete acceleration as a result of the transactions contemplated by this Agreement.

         (b) After the Effective Time, Parent or the Surviving Corporation shall issue to each holder of an outstanding Company Stock Option a document evidencing the foregoing assumption of such Company Stock Option by Parent.

         (c) It is the intention of the parties that the Company Stock Options assumed by Parent qualify following the Effective Time as incentive stock options as defined in Section 422 of the Code to the extent the Company Stock Options qualified as incentive stock options immediately prior to the Effective Time.

         (d) The Board of Directors or Compensation Committee of the Company and Parent shall each grant all approvals and take all other actions required pursuant to Rules 16b-3(d) and 16b-3(e) under the Exchange Act to cause the disposition in the Merger of the Company Common Stock and Company Stock Options, the acquisition in the Merger of Parent Common Stock and the assumption in the Merger of options to purchase Company Common Stock to be exempt from the provisions of Section 16(b) of the Exchange Act.

         5.13 FORM S-8. Parent shall cause to be taken all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of assumed Company Stock Options and with respect to the Company ESPP. Parent agrees to file a registration statement on Form S-8 for the shares of Parent Common Stock issuable with respect to assumed Company Stock Options and with respect to the Company ESPP no later than ten business days after the Closing Date and to use its reasonable efforts to cause such registration statement to become effective and to remain effective so long as any Company Stock Options remain outstanding.

         5.14 CERTAIN BENEFIT PLANS. Parent shall take such reasonable actions as are necessary to allow eligible employees of the Company to participate in the benefit program of Parent, or alternative benefit programs substantially comparable to those applicable to employees of Parent on similar terms, as soon as practicable after the Effective Time in accordance with the terms of such programs. To the extent that any benefit plan of Parent (a "Parent Plan") becomes applicable to any employee or former employee of the Company or its subsidiaries, Parent shall grant, or cause to be granted, to such employees or former employees for their service with the Company and its subsidiaries (and any of their predecessors) for the purpose of determining eligibility to participate and nonforfeitability of benefits under such Parent Plan and for purposes of benefit accrual under vacation and severance pay plans (but only to the extent such service was credited under similar plans of the Company and its subsidiaries).

         5.15 INDEMNIFICATION.

         (a) After the Effective Time, Parent and the Surviving Corporation shall indemnify and hold harmless each person who has at any time prior to the Effective Time been an officer, director or employee of the Company or other person entitled to be indemnified by the Company pursuant to its Certificate of Incorporation and By-laws as they are currently in effect on the date hereof to the same extent as provided in such Certificate of Incorporation and By-laws; provided that it is understood that the foregoing undertaking shall not grant to any such officers, directors or employees or other person rights of indemnity against either Parent or Surviving Corporation more extensive than those such persons may currently have against the Company.

         (b) After the Effective Time, Parent and the Surviving Corporation shall indemnify the persons who immediately prior to the Effective Time were directors or officers of the Company against (i) all actions, claims, damages, costs, expenses, liabilities or judgments or amounts that are paid in settlement with the approval of the indemnifying party of or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director or officer of the Company, in each case to the full extent a corporation is permitted under Delaware Law to indemnify its own directors and officers (and Parent and the Surviving Corporation, as the case may be, will pay expenses in advance of the final disposition of any such actual proceeding to each indemnified party to the full extent permitted by law upon receipt of any undertaking contemplated by Section 145 of the Delaware General Corporation Law). In connection with such indemnification, (x) any counsel retained by the indemnified parties for any period after the Effective Time shall be reasonably satisfactory to the Parent and Surviving Corporation, (y) after the Effective Time, the Surviving Corporation and Parent shall pay the reasonable fees and expenses of such counsel, promptly after statements therefor are received and (z) the Surviving Corporation and Parent will cooperate in the defense of any such matter; provided, that neither the Surviving Corporation nor Parent shall be liable for any settlement effected without its prior written consent, which consent will not unreasonably be withheld. Neither the Surviving Corporation nor the Parent shall be liable for the fees and expenses of more than one law firm for all the indemnified parties, with respect to any single action unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more indemnified parties.

         (c) For a period of six years after the Effective Time, Parent shall cause the Surviving Corporation to use reasonable efforts to maintain in effect, if available, directors' and officers' liability insurance covering those persons who are currently covered by the Company's directors' and officers' liability insurance policy (a copy of which has been heretofore delivered to Parent) on terms comparable to those applicable to the then current directors and officers of Parent; provided, that in no event shall Parent or the Surviving Corporation be required to expend in excess of 200% of the annual premium currently paid by the Company for such coverage or such coverage as is available for such 200% of the annual premium.

         (d) This Section shall survive the consummation of the Merger, is intended to benefit the Indemnified Parties, and shall be binding on all successors and assigns of the Parent and Surviving Corporation.

         5.16 TAX-FREE REORGANIZATION. Parent and the Company shall each use all reasonable efforts to cause the Merger to be treated as a reorganization within the meaning of Section 368 of the Code.

         5.17 NASDAQ LISTING. Parent agrees to authorize for listing on the Nasdaq National Market the shares of Parent Common Stock issuable, and those required to be reserved for issuance, in connection with the Merger, upon official notice of issuance.

         5.18 EXECUTIVE OFFICERS OF THE PARENT; BOARD REPRESENTATION. Promptly following the Effective Time of the Merger, the Board of Directors of Parent shall take all necessary and appropriate action to:

         (a) elect the following persons (each of whom will report to the Chief Executive Officer) to the offices of Parent set forth below:

             Chief Executive Officer            Joseph Bellini
             President                          Mark Cosway
             Chief Operating Officer            Satish Maripuri
             Chief Financial Officer            Lacey Brandt
             Chief Marketing Officer            Richard Putz;
             Secretary and General Counsel      Clifford B. Thompson; and

         (b) cause the number of directors comprising the full Board of Directors of Parent to be eight (8) persons, and to cause the Board of Directors of Parent to consist of (i) Robert N. Goldman, who shall be a Class II Director and Chairman of the Board, (ii) Gerald B. Bay, who shall be a Class I Director, (iii) Kevin J. Burns, who shall be a Class III Director,
(iv) Robert M. Agate, who shall be a Class I Director, (v) Joseph Bellini, who shall be a Class II Director, (vi) Raymond Lane, who shall be a Class III Director, (vii) Jeffrey Horing, who shall be a Class II Director and (viii) Joseph Badaracco, who shall be a Class I Director.

         5.19 EMPLOYMENT CONTRACTS. Concurrently with the execution and delivery of this Agreement, Parent shall execute and deliver, in the forms contained in the Parent Schedules, employment contracts for each of Robert N. Goldman, Joseph Bellini, Satish Maripuri and Lacey Brandt (collectively, the "Employment Contracts"). The Employment Contract between Parent and Mr. Bellini will, among other things, provide for the grant by Parent as of the Effective Time of an option or options to purchase a total of 1,000,000 shares of Parent Common Stock.

         5.20 VOTING AGREEMENTS. No later than May 29, 2001, the Company shall cause each of its directors and executive officers, each of Sundar Subramaniam, John Donovan, Raymond Lane and Insight Capital Partners and each affiliate of any of them who holds Company Common Stock to execute and deliver to Parent an Irrevocable Proxy and Voting Agreement in the form applicable to such Person and attached hereto as EXHIBIT 5.20A, pursuant to which such Person agrees to vote all of such Person's shares of Company Common Stock to approve this Agreement and the Merger and against any other Acquisition Proposal, and grants Parent an irrevocable proxy to so vote such Person's shares of Company Common Stock (each a "Company Stockholder Agreement"). Concurrently with the execution and delivery of this Agreement, Parent shall cause each director and executive officer of the Parent, including Robert

N. Goldman, to execute and deliver to the Company an Irrevocable Proxy and Voting Agreement in the form attached hereto as EXHIBIT 5.20B, pursuant to which each such Person agrees to vote all of his or her shares of Parent Common Stock to approve this Agreement and the Merger and against any other Acquisition Proposal, and grants the Company an irrevocable proxy to so vote his or her shares of Parent Common Stock for such purpose (each a "Parent Stockholder Agreement").

         5.21 UPDATE DISCLOSURE. From and after the date of this Agreement until the Effective Time, each party hereto shall promptly notify the other parties hereto in writing, of (a) any representation or warranty made by it in connection with this Agreement becoming untrue or inaccurate in any material respect, (b) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be likely to cause any condition to the obligations of any party to effect the Merger and the other transactions contemplated by this Merger Agreement not to be satisfied, or
(c) the failure of the Company or Parent or Merger Sub, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement which would be likely to result in any condition to the obligations of any party to effect the Merger and the other transactions contemplated by this Agreement not to be satisfied; provided, however, that the delivery of any notice pursuant to this Section 5.22 shall not cure any breach of any representation or warranty requiring disclosure of such matter prior to the date of this Agreement or otherwise limit or affect the rights and remedies available hereunder to the party receiving such notice. The Company shall attach to the closing certificate contemplated by Section 6.3(a) below an updated version of the Company Schedules as of the Closing Date solely to reflect events occurring between the date of this Agreement and the Closing Date, or shall notify Parent that no changes to the Company Schedules are required. Parent shall attach to the closing certificate contemplated by Section 6.2(a) below an updated version of the Parent Schedules as of the Closing Date solely to reflect events occurring between the date of this Agreement and the Closing Date, or shall notify the Company that no changes to the Parent Schedules are required.

         5.22 UNAUDITED FINANCIAL INFORMATION. The Company and Parent will each cause to be prepared and will furnish to the other as promptly as practicable an unaudited consolidated balance sheet of the Company and the Parent, as the case may be, as of the last day of each month ending after May 30, 2001 (the "Unaudited Balance Sheets") and the related unaudited consolidated statements of income and cash flows of the Company and the Parent, as the case may be, for the one-month periods then ended (together with the Unaudited Balance Sheets, the "Unaudited Financial Statements"). The Company and the Parent will ensure that their respective Unaudited Financial Statements are complete and correct in all material respects, have been prepared in accordance with the books and records of the Company and the Parent, as the case may be, and present fairly the respective consolidated financial positions of the Company and the Parent and their respective consolidated results of operations and cash flows as of and for the respective dates and time periods in accordance with GAAP applied on a basis consistent with prior accounting periods, except as noted thereon and subject to normal and recurring year-end adjustments which are not expected to be material in amount.

         5.23 TRANSITIONS PERIOD BENEFITS. For the period ending no sooner than June 30, 2002 (the "Transition Period"), Parent shall, or shall cause the Surviving Corporation to, either maintain the total package of employee benefits received by employees of the Company and its subsidiaries immediately before the Effective Time or replace all or any such programs with a similar aggregate package of employee benefits maintained for similarly situated employees of Parent; provided, that the aggregate level of such similar aggregate package provided during the Transition Period shall be substantially similar to the aggregate level of the total package provided by the Company and its subsidiaries immediately before the Effective Time.

         5.24 AMENDMENT OF COMPANY ESPP. Prior to the Effective Time, the Company shall amend the Company ESPP to provide that all rights to purchase shares of Company Common Stock under the Company ESPP shall be converted at the Effective Time into rights to purchase shares of Parent Common Stock, and to provide further that any offering period under the Company ESPP that is in effect as of the Effective Time shall terminate on the earlier to occur of the usual termination date thereof or the termination date of the Parent ESPP Offering Period then in effect.

         5.25 INCREASE OF PARENT STOCK OPTION POOL. Parent shall take all necessary action to increase by 3,000,000 shares (as adjusted for stock splits, stock dividends, combinations of shares and similar events) the total number of shares of Parent Common Stock available at the Effective Time for issuance pursuant to stock options granted or to be granted under Parent's stock option plans (including, but not limited to, the stock option contemplated by the Employment Contract for Joseph Bellini provided for by
Section 5.19).

                                   ARTICLE VI
                            CONDITIONS TO THE MERGER

         6.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY TO EFFECT THE MERGER. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

         (a) STOCKHOLDER APPROVAL. This Agreement and the Merger shall have been approved and adopted by the requisite vote under applicable law of the stockholders of each of the Company, Merger Sub and Parent.

         (b) REGISTRATION STATEMENT EFFECTIVE. The SEC shall have declared the Registration Statement effective. No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose, and no similar proceeding in respect of the Proxy Statement, shall have been initiated or threatened in writing by the SEC; and all requests for additional information on the part of the SEC shall have been complied with to the reasonable satisfaction of the parties hereto. Parent shall have received all other federal or state securities permits and other authorizations necessary to issue the shares of Parent Common Stock issuable to stockholders of the Company pursuant to this Agreement and upon exercise of assumed Company Stock Options and with respect to the Company ESPP.

         (c) NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect.

         (d) TAX OPINIONS. Parent and the Company shall each have received substantially identical written opinions from their counsel, Foley, Hoag & Eliot LLP and Gibson, Dunn & Crutcher LLP, respectively, in form and substance reasonably satisfactory to them, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code. The parties to this Agreement agree to make reasonable representations as requested by such counsel for the purpose of rendering such opinions.

         (e) NASDAQ LISTING. The shares of Parent Common Stock issuable to stockholders of the Company pursuant to this Agreement and such other shares required to be reserved for issuance in connection with the Merger shall have been authorized for listing on the Nasdaq National Market upon official notice of issuance.

         6.2 ADDITIONAL CONDITIONS TO OBLIGATIONS OF COMPANY. The obligations of the Company to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

         (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct when made and on and as of the Effective Time, except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), with the same force and effect as if made on and as of the Effective Time, and the updated Parent Schedules, if any, delivered pursuant to Section 5.21 above shall not disclose any breach, inaccuracy or omission in such representations and warranties, as originally made herein, except, in all such cases, for such breaches, inaccuracies or omissions of such representations and warranties which, considered in the aggregate, have neither had nor reasonably would be expected to have a Material Adverse Effect on Parent; and the Company shall have received a certificate to such effect signed on behalf of Parent by the President and Chief Financial Officer of Parent.

         (b) AGREEMENTS AND COVENANTS. Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time, and the Company shall have received a certificate to such effect signed by the President and Chief Financial Officer of Parent.

         (c) THIRD PARTY CONSENTS. The Company shall have been furnished with evidence satisfactory to it that Parent has obtained the consents, approvals and waivers set forth in Exhibit A.

         (d) LEGAL OPINION. The Company shall have received a legal opinion from Foley, Hoag & Eliot LLP, counsel to Parent, in substantially the form attached hereto as Exhibit B.

         (e) MATERIAL ADVERSE CHANGE. Since the date of this Agreement, there shall not have occurred any Material Adverse Change in Parent.

         6.3 ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF PARENT AND MERGER SUB. The obligations of Parent and Merger Sub to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

         (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in this Agreement as executed shall be true and correct when made and on and as of the Effective Time, except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), with the same force and effect as if made on and as of the Effective Time, and the updated Company Schedules, if any, delivered pursuant to Section 5.21 above shall not disclose any breach, inaccuracy or omission in such representations and warranties, as originally made herein, except, in all such cases, for such breaches, inaccuracies or omissions of such representations and warranties which, considered in the aggregate, have neither had nor reasonably could be expected to have a Material Adverse Effect on the Company or Parent; and Parent and Merger Sub shall have received a certificate to such effect signed on behalf of the Company by the President and Chief Financial Officer of the Company.

         (b) AGREEMENTS AND COVENANTS. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and the Parent and Merger Sub shall have received a certificate to such effect signed by the President and Chief Financial Officer of the Company.

         (c) THIRD PARTY CONSENTS. Parent shall have been furnished with evidence satisfactory to it that the Company has obtained the consents, approvals and waivers set forth in Exhibit C.

         (d) LEGAL OPINION. Parent shall have received a legal opinion from Gibson, Dunn & Crutcher LLP, legal counsel to the Company, in substantially the form attached hereto as Exhibit D.

         (e) MATERIAL ADVERSE CHANGE. Since the date of this Agreement, there shall not have occurred any Material Adverse Change in the Company.

         (f) BELLINI EMPLOYMENT CONTRACT. The Employment Contract between Parent and Joseph Bellini shall be in full force and effect as of the Effective Time.

                                  ARTICLE VII
                        TERMINATION, AMENDMENT AND WAIVER

         7.1 TERMINATION. This Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

         (a) by mutual written consent of the Company and Parent;

         (b) by Parent if:

         (i) there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Company and such breach has not been cured within five (5) business days after written notice to the Company (provided, that Parent is not in material breach of the terms of this Agreement; and provided further, that no cure period shall be required for a breach which by its nature cannot be cured) such that the conditions set forth in Section 6.3(a) or Section 6.3(b), as the case may be, will not be satisfied, or

         (ii) the Board of Directors of the Company amends, withholds or withdraws its recommendation of the Merger (provided that Parent is not in material breach of the terms of this Agreement);

         (c) by the Company if:

         (i) there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Parent or Merger Sub and such breach has not been cured within five (5) days after written notice to Parent (provided, that the Company is not in material breach of the terms of this Agreement; and provided further, that no cure period shall be required for a breach which by its nature cannot be cured) such that the conditions set forth in Section 6.2(a) or Section 6.2(b), as the case may be, will not be satisfied, or

         (ii) the Board of Directors of Parent amends, withholds or withdraws its recommendation of the Merger (provided the Company is not in material breach of the terms of this Agreement);

         (d) by any party hereto if (i) there shall be a final, non-appealable order of a federal or state court in effect preventing consummation of the Merger; (ii) there shall be any final action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity which would make consummation of the Merger illegal or which would prohibit Parent's ownership or operation of all or a material portion of the business of the Company, or compel Parent to dispose of or hold separate all or a material portion of the business or assets of the Company or Parent as a result of the Merger; (iii) if the Company's stockholders do not approve the Merger and this Agreement at the Company Stockholders' Meeting (provided that the Company may not terminate in these circumstances if it is in material breach of the term of this Agreement); or (iv) if Parent's stockholders do not approve the Merger and this Agreement at the Parent Stockholders' Meeting (provided that Parent may not terminate in these circumstances if it is in material breach of the terms of this Agreement);

         (e) by any party hereto if the Merger shall not have been consummated by October 31, 2001; provided that the right to terminate this Agreement under this Section 7.1(e) shall not be available to any party whose willful failure to fulfill any material obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date;

         (f) by any party hereto if the Board of Directors of the Company accepts or approves a Superior Proposal, or recommends a Superior Proposal to the stockholders of the Company pursuant to Section 5.4(d) above;

         (g) by any party hereto if the Board of Directors of Parent accepts or approves a Superior Proposal, or recommends a Superior Proposal to the stockholders of Parent pursuant to Section 5.4(d) above.

         Where action is taken to terminate this Agreement pursuant to this
Section 7.1, it shall be sufficient for such action to be authorized by the Board of Directors (as applicable) of the party taking such action.

         7.2 EFFECT OF TERMINATION.

         (a) Subject to Section 7.2(b), in the event of termination of this Agreement as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, Merger Sub, the Company or their respective officers, directors, stockholders or affiliates, except to the extent that such termination results from the breach by a party hereto of any of its representations, warranties, covenants or agreements set forth in this Agreement, and, provided that the provisions of Sections 5.3(b), 5.5 and 5.21 and Article VIII of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

         (b) Any termination of this Agreement by the Company pursuant to section 7.1(f) shall be of no force or effect unless prior to such termination the Company shall have satisfied in full all of its obligations to Parent under clauses (b) and (c) of Section 5.5. Any termination of this Agreement by Parent or Merger Sub pursuant to Section 7.1(g) shall be of no force or effect unless prior to such termination Parent shall have satisfied in full all of its obligations to the Company under clauses (b) and (c) of
Section 5.5.

         7.3 NOTICE OF TERMINATION. Subject to Section 7.2(b) hereof, any termination of this Agreement under Section 7.1 hereof will be effective immediately upon the delivery of written notice of the terminating party to the other parties hereto.

         7.4 AMENDMENT. This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

         7.5 EXTENSION; WAIVER. At any time prior to the Effective Time any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                  ARTICLE VIII
                               GENERAL PROVISIONS

         8.1 NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company, Parent and Merger Sub contained in this Agreement shall terminate at the Effective Time, and only the covenants that by their terms survive the Effective Time shall survive the Effective Time.

         8.2 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent via telecopy (receipt confirmed), or on the first business day after being sent by commercial delivery service, or on the third business day after being mailed by registered or certified mail (return receipt requested) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

         (a) if to Parent or Merger Sub, to:

                                    eXcelon Corporation
                                    25 Mall Road
                                    Burlington, Massachusetts 01803
                                    Attention:  Robert N. Goldman
                                    Telecopy No.:  (781) 674-5010

             with a copy to:

                                    Foley, Hoag & Eliot LLP
                                    One Post Office Square
                                    Boston, Massachusetts  02109
                                    Attention:  John D. Patterson, Jr., Esq.
                                    Telecopy No.:  (617) 832-7000

         (b) if to the Company, to:

                                    C-bridge Internet Solutions, Inc.
                                    125 Summer Street
                                    Boston, MA 02110
                                    Attention:  Chief Executive Officer
                                    Telecopy No.:  (617) 342-5450

             with a copy to:

                                    Gibson, Dunn & Crutcher LLP
                                    1050 Connecticut Avenue, N.W.
                                    Washington, D.C.  20036
                                    Attention:  Stephanie Tsacoumis
                                    Telecopy No.:  (202) 530-9613

         8.3 INTERPRETATION. When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to "the business of" an entity, such reference shall be deemed to include the business of all direct and indirect subsidiaries of such entity. Reference to the subsidiaries of an entity shall be deemed to include all direct and indirect subsidiaries of such entity.

         8.4 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

         8.5 ENTIRE AGREEMENT. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Company Schedules and the Parent Schedules (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, it being understood that the Confidentiality Agreement shall continue in full force and effect until the Closing and shall survive any termination of this Agreement; and (b) are not intended to confer upon any other person any rights or remedies hereunder, except as specifically set forth in Section 5.15.

         8.6 SEVERABILITY. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

         8.7 OTHER REMEDIES. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a parry of any one remedy will not preclude the exercise of any other remedy.

         8.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof. Each of the parties hereto irrevocably consents to the exclusive jurisdiction of any state or federal court within the State of Delaware, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

         8.9 RULES OF CONSTRUCTION. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

         8.10 ASSIGNMENT. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties.

         8.11 SPECIFIC PERFORMANCE. In addition to any other remedies which any party may have at law or in equity, (a) the Company hereby acknowledges that the Company Common Stock and the Company is unique, and that the harm to Parent resulting from breaches by the Company of its obligations cannot be adequately compensated by damages and (b) Parent and Merger Sub hereby acknowledge that the Parent Common Stock and Parent and Merger Sub are unique, and that the harm to the Company resulting from breaches by Parent or Merger Sub of their respective obligations cannot be adequately compensated by damages. Accordingly, each party agrees that the other parties shall have the right to have all obligations, undertakings, agreements, covenants and other provisions of this Merger Agreement specifically performed by such party and that the other parties shall have the right to obtain an order or decree of such specific performance in any of the courts of the United States of America or of any state or other political subdivision thereof.

         IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be signed by themselves or their duly authorized respective officers, all as of the date first written above.

EXCELON CORPORATION                     C-BRIDGE INTERNET
                                        SOLUTIONS, INC.


By:  /s/ Robert N. Goldman              By:   /s/ Joseph M. Bellini
   --------------------------------         -----------------------------------
     Name:                                    Name:
     Title:                                   Title:


COMET ACQUISITION CORP.


By:  /s/ Robert N. Goldman
   --------------------------------
     Name:
     Title:

                         SCHEDULES AND EXHIBITS OMITTED
               IN ACCORDANCE WITH ITEM 601(b)(2) OF REGULATION S-K

DISCLOSURE SCHEDULES OF PARENT

DISCLOSURE SCHEDULES OF COMPANY

EXHIBIT 1.4(a): Certificate of Incorporation of Merger Sub

EXHIBIT 1.4(b): By-laws of Merger Sub

EXHIBIT 5.20A: Form of Voting Agreement for Company Stockholders

EXHIBIT 5.20B: Form of Voting Agreement for Parent Stockholders

EXHIBIT A (Section 6.2(c)): Consents, approvals and waivers required of Parent

(a) EXHIBIT B (Section 6.2(d)): Legal opinion of Foley, Hoag & Eliot LLP

(b) EXHIBIT C (Section 6.3(c)):Consents, approvals and waivers required of Company

(c) EXHIBIT D (Section 6.3(d)): Legal opinion of Gibson, Dunn & Crutcher LLP

EXHIBIT 5.19: Employment Contracts

THE COMPANY WILL FURNISH SUPPLEMENTALLY A COPY OF ANY OMITTED SCHEDULE OR EXHIBIT TO THE SECURITIES AND EXCHANGE COMMISSION UPON REQUEST, PROVIDED HOWEVER, THAT THE COMPANY OR PARENT MAY REQUEST CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED, FOR ANY SCHEDULE OR EXHIBIT SO FURNISHED.